LOAN AND SECURITY AGREEMENT
                                     between
                   VERMONT PURE HOLDINGS, LTD., as Co-Borrower
                                       and
                   VERMONT PURE SPRINGS, INC., as Co-Borrower
                                       and
                        CORESTATES BANK, N.A., as Lender






                                  April 8, 1998









                                TABLE OF CONTENTS

                                                                                                            PAGE

                                TABLE OF CONTENTS

                                    ARTICLE I

                        DEFINITIONS AND ACCOUNTING TERMS

                  SECTION 1.01.            Certain Defined Terms...............................................  1
                  SECTION 1.02.            Accounting Terms..................................................... 10


                                   ARTICLE II

                   THE WORKING CAPITAL LINE OF CREDIT FACILITY

                  SECTION 2.01.             Working Capital Line of Credit...................................... 10
                  SECTION 2.02.             Borrowing Limits.................................................... 11
                  SECTION 2.03.             Interest, Fees and Charges.......................................... 11
                  SECTION 2.04.             Payment of the Working Capital Line of
                                            Credit.............................................................. 12
                  SECTION 2.05.             Working Capital Note................................................ 13
                  SECTION 2.06.             Termination of the Working Capital Line
                                            of Credit........................................................... 13
                  SECTION 2.07.             Use and Disbursement of Proceeds.................................... 13
                  SECTION 2.08.             Prepayments......................................................... 14


                                   ARTICLE III

                            THE ACQUISITION FACILITY

                  SECTION 3.01.             The Acquisition Facility............................................ 14
                  SECTION 3.02.             Borrowing Conditions and Limits..................................... 14
                  SECTION 3.03.             Interest............................................................ 16
                  SECTION 3.04.             Repayment of the Acquisition Facility............................... 17
                  SECTION 3.05.             Use of Proceeds of the Acquisition
                                            Facility............................................................ 17
                  SECTION 3.06.             Termination of the Acquisition Facility............................. 17
                  SECTION 3.07.             Prepayments......................................................... 18
                  SECTION 3.08.             Unused Facility Fee................................................. 18


                                   ARTICLE IV

                                   COLLATERAL

                  SECTION 4.01.             Security Interests.................................................. 18
                  SECTION 4.02.             Financing Statements and Other
                                            Documents........................................................... 19
                  SECTION 4.03.             Landlords' Waivers; Mortgagees'
                                            Disclaimers......................................................... 19
                  SECTION 4.04.             Insurance........................................................... 20






                                TABLE OF CONTENTS


                                                                                                              PAGE

                  SECTION 4.05.             Places of Business; Location of
                                            Collateral.......................................................... 20
                  SECTION 4.06.             Equipment and Inventory............................................. 20
                  SECTION 4.07.             Patents, Copyrights and Trademarks.................................. 21
                  SECTION 4.08.             Records and Reports................................................. 21
                  SECTION 4.09.             Trade and Fictitious Names.......................................... 21
                  SECTION 4.10.             Certain of the Bank's Rights........................................ 21
                  SECTION 4.11.             Power of Attorney................................................... 21
                  SECTION 4.12.             Notices............................................................. 21
                  SECTION 4.13.             Insurance; Discharge of Taxes, etc.................................. 21
                  SECTION 4.14.             Certain Waivers and Releases by the
                                            Borrowers........................................................... 22


                                    ARTICLE V

                              CONDITIONS OF LENDING

                  SECTION 5.01.             Conditions Precedent to Funding..................................... 22
                  SECTION 5.02.             Additional Conditions Precedent..................................... 23


                                   ARTICLE VI

                         REPRESENTATIONS AND WARRANTIES

                  SECTION 6.01.             Existence........................................................... 24
                  SECTION 6.02.             Authorization....................................................... 24
                  SECTION 6.03.             Validity............................................................ 24
                  SECTION 6.04.             Financial Statements................................................ 24
                  SECTION 6.05.             Litigation.......................................................... 25
                  SECTION 6.06.             Agreements and Orders............................................... 25
                  SECTION 6.07.             Contingent Liabilities.............................................. 25
                  SECTION 6.08.             Taxes............................................................... 25
                  SECTION 6.09.             Ownership and Encumbrances.......................................... 25
                  SECTION 6.10.             Consents............................................................ 25
                  SECTION 6.11.             ERISA............................................................... 26
                  SECTION 6.12.             Operation of Business............................................... 26
                  SECTION 6.13.             Disclosure.......................................................... 26
                  SECTION 6.14.             Environmental Laws.................................................. 27
                  SECTION 6.15.             Margin Stock........................................................ 27
                  SECTION 6.16.             Securities Laws..................................................... 27
                  SECTION 6.17.             Other Agreements.................................................... 27
                  SECTION 6.18.             Labor Disputes and Casualties....................................... 27
                  SECTION 6.19.             Representations Concerning Sureties................................. 27







                                TABLE OF CONTENTS


                                                                                                              PAGE

                                   ARTICLE VII

                                    COVENANTS

                  SECTION 7.01.             Financial and Other Information..................................... 28
                  SECTION 7.02.             Insurance........................................................... 29
                  SECTION 7.03.             Taxes and Other Claims.............................................. 29
                  SECTION 7.04.             Encumbrances........................................................ 29
                  SECTION 7.05.             Indebtedness........................................................ 30
                  SECTION 7.06.             Loans and Investments............................................... 30
                  SECTION 7.07.             Maintenance of Existence............................................ 30
                  SECTION 7.08.             Compliance With Laws................................................ 30
                  SECTION 7.09.             Maintenance of Property............................................. 31
                  SECTION 7.10.             Inspection by the Bank.............................................. 31
                  SECTION 7.11.             Reports............................................................. 31
                  SECTION 7.12.             ERISA............................................................... 32
                  SECTION 7.13.             Merger or Consolidation............................................. 32
                  SECTION 7.14.             Disposal of Assets.................................................. 32
                  SECTION 7.15.             Nature of Business.................................................. 32
                  SECTION 7.16.             Environmental Laws.................................................. 32
                  SECTION 7.17.             Ownership of Stock/Maintenance of
                                            Management.......................................................... 32
                  SECTION 7.18.             Funded Debt to Cash Flow............................................ 33
                  SECTION 7.19.             Cash Flow Coverage.................................................. 33
                  SECTION 7.20.             Funded Debt to Capitalization....................................... 33
                  SECTION 7.21              Interest Coverage................................................... 33
                  SECTION 7.22              Methodology for Calculation......................................... 33
                  SECTION 7.23.             Capital Expenditures................................................ 33
                  SECTION 7.24.             Deposit Accounts.................................................... 33
                  SECTION 7.25.             Dividends, Capital Stock............................................ 34


                                  ARTICLE VIII

                                     DEFAULT

                  SECTION 8.01.             Events of Default................................................... 34
                  SECTION 8.02              Cure of Default..................................................... 36
                  SECTION 8.03.             Acceleration........................................................ 37
                  SECTION 8.04.             Remedies Upon Default............................................... 37









                                   ARTICLE IX

                                  MISCELLANEOUS

                  SECTION 9.01.             No Waiver; Cumulative Remedies...................................... 38
                  SECTION 9.02.             Amendments and Waivers.............................................. 38
                  SECTION 9.03.             Notices............................................................. 38
                  SECTION 9.04.             Costs and Expenses.................................................. 39
                  SECTION 9.05.             Miscellaneous Payment Provisions.................................... 39
                  SECTION 9.06.             Participation....................................................... 40
                  SECTION 9.07.             Liability of Bank................................................... 40
                  SECTION 9.08.             Governing Law....................................................... 40
                  SECTION 9.09.             Headings............................................................ 41
                  SECTION 9.10.             Continuing Representations.......................................... 41
                  SECTION 9.11.             Binding Effect...................................................... 41
                  SECTION 9.12.             Records............................................................. 41
                  SECTION 9.13.             Indemnity........................................................... 41
                  SECTION 9.14.             Waiver of Jury Trial................................................ 42
                  SECTION 9.15.             Consent to Jurisdiction............................................. 42
                  SECTION 9.16.             Regulatory Changes.................................................. 42
                  SECTION 9.17.             Illegality.......................................................... 43
                  SECTION 9.18.             Interpretation/Additional Borrowers................................. 43
                  SECTION 9.19.             Integration......................................................... 43




                                    EXHIBITS


         EXHIBIT 1.01 - FORM OF SUBORDINATION AGREEMENT

         EXHIBIT 4.05 - PLACES OF BUSINESS, LOCATIONS OF
                           COLLATERAL

EXHIBIT 4.07 - PATENTS, TRADEMARKS, COPYRIGHTS, ETC.

EXHIBIT 4.09 - TRADE OR FICTITIOUS NAMES

EXHIBIT 6.01 - AFFILIATES AND TRADENAMES

EXHIBIT 6.05 - LITIGATION

EXHIBIT 6.07 - CONTINGENT LIABILITIES

EXHIBIT 6.09 - EXISTING LIENS AND ENCUMBRANCES

EXHIBIT 6.11 - ERISA MATTERS

EXHIBIT 7.01 - COMPLIANCE CERTIFICATE

EXHIBIT 7.02 - EXISTING INSURANCE COVERAGE

EXHIBIT 7.05 - EXISTING INDEBTEDNESS

EXHIBIT 9.18 - JOINDER AND CONSENT

                           LOAN AND SECURITY AGREEMENT


         THIS AGREEMENT is made this 8th day of April, 1998, by and between VERMONT PURE HOLDINGS, LTD., a Delaware business corporation with its chief executive offices at Route 66, Catamount Industrial Park, Randolph, Vermont 05060 ("VPHL"), and VERMONT PURE SPRINGS, INC., a Delaware business corporation with its chief executive offices at Route 66, Catamount Industrial Park, Randolph, Vermont 05060 ("VPSI") (jointly and severally, the "Borrowers"), and CORESTATES BANK, N.A., a national banking association with offices at 1339 Chestnut Street, Philadelphia, Pennsylvania 19101- 7618 (the "Bank").


                                   BACKGROUND

         A. VPHL is a Delaware business corporation whose shares of stock are publicly traded on the NASD small cap stock exchange, and whose sole asset consists of one hundred percent (100%) of the issued and outstanding shares of VPSI. VPSI is a Delaware business corporation that bottles, markets and distributes natural spring water under the registered trademarks "Vermont Pure" and "Hidden Spring" to retail consumer and home office markets, and whose current market consists primarily of the New England, Mid-Atlantic and Mid-Western states. The Borrowers are beverage companies that are involved in, directly or indirectly, the manufacturing, packaging and distribution of spring water and other beverages to homes and offices, and retail and wholesale outlets.

         B. VPSI also owns 100% of the issued and outstanding shares of stock of Excelsior Springs Water Company, Inc., a New York
Corporation ("Excelsior") and A. M. Fridays, Inc., a New Hampshire corporation ("AMF").

         C. The Borrowers have requested that the Bank make available to them certain credit facilities in the nature of a line of credit for (i) refinancing a portion of their existing current funded debt, (ii) working capital purposes and letters of credit, (iii) permitted acquisitions capital expenditures and to refinance existing debt. Subject to all of the terms and conditions of this Agreement and the other Loan Documents (as defined below), the Bank has agreed to make these credit facilities available to the Borrowers only for the purposes set forth in this Agreement.

         NOW, THEREFORE, in consideration of the foregoing, and intending to be legally bound, the parties agree:

                                    ARTICLE I

                        DEFINITIONS AND ACCOUNTING TERMS

         SECTION 1.01. Certain Defined Terms. In addition to other terms defined elsewhere in this Agreement and the Background to this Agreement, the following terms as used in this Agreement shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

         Accounts has the meaning given to that term in the Uniform Commercial Code, and includes Contract Rights and customer deposits.

         Affiliate means any Person which directly or indirectly controls, is controlled by or is under common control with any of the Borrowers or any Subsidiary. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise. The term Affiliate includes Excelsior and AMF.

         Acquisition means the purchase by the Borrowers for cash and/or Permitted Seller Notes of assets or stock pursuant to any Permitted Acquisition.

         Acquisition Documents means, in connection with any Permitted Acquisition, any asset purchase agreement, stock purchase agreement or similar agreement, and all other agreements, documents or instruments entered into or delivered in connection with any Permitted Acquisition.

         Acquisition  Facility  has the  meaning  given to that term in  Section
3.01.

         Acquisition Facility Note has the meaning given to that term in Section 3.01.

         Adjusted Cash Flow means four (4) consecutive fiscal quarters of Cash Flow, plus all owners salaries, bonuses, withdrawals and all other non recurring expenses of any seller in connection with any Permitted Acquisitions.

         Agreement means this Loan and Security Agreement, as the same may be amended, modified, restated or supplemented from time to time.

         Base Rate means the greater of (i) the Prime Rate, or (ii) the Federal Fund Rate plus one-half of one percent (0.5%).

         Business Day means a day other than a Saturday, Sunday or other day on which commercial banks are authorized or required to close under the laws of the Commonwealth of Pennsylvania.

         Calculated Number of Warrant Shares means that number which results from (i) 50,000, divided by (ii) the average closing price of the common stock of VPHL for the ten (10) trading days immediately prior to closing, less $3.00 per share.

         Capital Expenditures means expenditures for any fixed assets or improvements, replacements, substitutions or additions thereto which have a useful life of more than one year, including assets acquired pursuant to a Capital Lease.

         Capitalization means book net worth of the Borrowers, computed in accordance with GAAP, minus all Investments and all existing loans and advances to, and guaranties of, the indebtedness of shareholders plus Subordinated Debt and any Permitted Sellers Notes.

         Capital Lease means any lease for property (real, personal or mixed) under which such Person is the lessee and which, in accordance with GAAP, is or should be capitalized on the books of such Person.

         Cash Flow means, on a rolling four (4) quarter basis, all net income before taxes, plus the sum of (i) interest expense, and (ii) depreciation and amortization, and then plus or minus any and all extraordinary gains or losses, and non-cash income or expenses, as the case may be, all as determined in accordance with GAAP.

         Cash Flow Coverage means, on a rolling four (4) quarter basis, the ratio of Cash Flow to Fixed Charges.

         Change of Control means the occurrence of an event such that, or entering into an agreement whereby, any Person (or two or more Persons acting in concert) shall have acquired beneficial ownership (including within the meaning of Rules 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934) of more than forty-nine percent (49%) of the fully diluted common stock of the applicable Borrower.

         Chattel Paper has the meaning given to that term in the Uniform Commercial Code.

         Collateral means all of the property and assets of the Borrowers and the Sureties described or referred to in Article IV, or in any of the Loan Documents.

         Contract Right means any right to payment under a contract not yet earned by performance and not evidenced by an Instrument or Chattel Paper.

         Credit Obligation means any obligation for the payment of borrowed money (other than monies borrowed from the Bank), or the deferred purchase price of property.

         Current Assets means, at any date of determination, all assets which would be classified as current assets in accordance with GAAP.

         Current   Liabilities   means,  at  any  date  of  determination,   all
liabilities (including deferred charges and provisions for income taxes) which would be classified as current liabilities in accordance with GAAP.

         Current Maturities means that portion of Funded Debt which is outstanding as of the applicable date, which matures on demand or within one year from such date, as may or may not directly be renewed, extended or refinanced, so as to be outstanding more than one year after such date.

         Direct Loans has the meaning given to that term in Section 2.01.

         Documents has the meaning given to that term in the Uniform Commercial Code.

         Environmental Laws means all current and future federal, state county, regional, and local laws, statutes and ordinances, and all rules and regulations thereunder, concerning protection of health or the environment, including, but not limited to the Comprehensive Environmental Response, Compensation and Liability Act, as amended, 42 U.S.C. ss.9601 et seq., the Resource Conservation and Recovery Act, as amended, 42 U.S.C. ss.6901 et seq., the Toxic Substances Control Act, as amended is 15 U.S.C. ss.2601 et seq., and the Pennsylvania Hazardous Sites Cleanup Act, 35 P.S. 6020.101 et seq.

         Equipment has the meaning given to that term in the Uniform Commercial Code.

         ERISA means the Employee Retirement Income Security Act of 1974, as the same may be amended from time to time, and the regulations and published interpretations thereof.

         ERISA   Affiliate   means  any  trade  or  business,   whether  or  not
incorporated, which together with the Borrowers would be treated as a single employer under Section 4001 of ERISA.

         Eurocurrency Reserve Requirement means, for any LIBOR Loan for any Interest Period therefor, the daily average of the stated maximum rate (expressed as a decimal) at which reserves (including any marginal, supplemental or emergency reserves) are required to be maintained during such Interest Period under Regulation D by the Bank against "Eurocurrency Liabilities" (as such term is used in

Regulation D) but without benefit or credit of proration, exemptions, or offsets that might otherwise be available to the Bank from time to time under Regulation
D. Without limiting the effect of the foregoing, the Eurocurrency Reserve Requirement shall reflect any other reserves required to be maintained by the Bank against (1) any category of liabilities that includes deposits by reference to which the LIBOR Interest Rate for LIBOR Loans is to be determined, or (2) any category of extension of credit or other assets that include LIBOR Loans.

         Event of Default has the meaning given to that term in Section 8.01.

         Excess Cash Flow means the excess of Cash Flow over Fixed Charges, calculated annually at the end of each Borrower's fiscal year.

         Federal Funds Rate means, for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/16th of one percent) equal to the weighted average of the rates of overnight federal funds transactions of members of the Federal Reserve System arranged by a federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of Philadelphia; provided, however, that if such rate is not so published for any day which is any Business Day, the average of the quotations for such day and such transactions received by the Bank from three (3) federal funds brokers recognized and selected by the Bank to be used to determine the Federal Funds Rate.

         Fixed Charges means the sum of Total Debt Service, plus taxes paid in cash and non-financed Capital Expenditures.

         Funded Debt means all Indebtedness and all Credit Obligations of the Borrowers and all other liabilities of the Borrowers having a final maturity date more than one year after the date thereof (or which is renewable or extendible at the option of the Borrowers to a date more than one year from said date of creation), including all final and serial maturities, prepayments and sinking fund payments required to be made one year or less after the date of determination thereof, notwithstanding the fact that any amount thereof is at the time also included in Current Liabilities.

         GAAP means generally accepted accounting principles in the United States, applied on a consistent basis.

         General Intangibles has the meaning given to that term in the Uniform Commercial Code, and includes those items identified in the Security Agreement.

         Guaranties means the guaranty agreements of even date pursuant to which Excelsior and AMF each guaranty, and become sureties for, the full and final payment of all Indebtedness.

         Hazardous Substances means "hazardous substances" (as defined in the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. ss.9601 et seq., and the Pennsylvania Hazardous Sites Cleanup Act, 35 P.S. 6020.101 et seq.), "hazardous wastes" (as defined in the Resource Conservation and Recovery Act, 42 U.S.C. ss.6901 et seq.), "toxic substances" (as defined in the Toxic Substances Control Act, 15 U.S.C. ss.2601 et seq.), and all other pollutants and contaminants regulated or controlled by, or required to be removed or remediated under any Environmental Law.

         Indebtedness means and includes (i) all loans and other extensions of credit by the Bank to any one or more of the Borrowers under the Working Capital Line of Credit and the Acquisition Facility, and all interest and fees accrued thereon or in connection therewith, (ii) all other indebtedness and other obligations or undertakings now or hereafter owing by any one or more of the Borrowers or their Affiliates to the Bank under this Agreement or the other Loan Documents to which they are a party, and (iii) all other liabilities and obligations of any one or more of the Borrowers or their Affiliates to the Bank (including any past, present or future advances, readvances, substitutions, extensions, renewals, interest, late charges, penalties, and fees of any and all types) whether primary or secondary, absolute or contingent, direct or indirect, joint, several, or independent, voluntary or involuntary, similar or dissimilar, related or unrelated (including overdrafts), now or hereafter existing, due or to become due, or held or to be held by the Bank for its own account or as agent for others, whether created directly or acquired by negotiation, assignment or otherwise.

         Instruments has the meaning given to that term in the Uniform Commercial Code.

         Interest Coverage means the ratio of Cash Flow to Borrower's interest expense for the twelve (12) consecutive month period immediately preceding the date of determination.

         Interest Period means, whenever any Indebtedness bears interest on the basis of the LIBOR Interest Rate, a period of one, two, three or six calendar months (in each case commencing on the first day of the first month of such period) as selected by the Borrowers requesting the advance pursuant to this Agreement.

         Internal Revenue Code means the Internal Revenue Code of 1986, as the same may be amended from time to time, and the regulations and published interpretations thereof.

         Inventory has the meaning given to that term in the Uniform Commercial Code.

         Investment means any loan or advance to (or purchase or acquisition of the securities or obligations of) any Person, or the assumption of any liability of any other Person which, in each of the foregoing cases, does not arise from sales to such Person in the ordinary course of the Borrowers' business.

         Investment Property has the meaning given to that term in the Uniform Commercial Code.

         Letter  of  Credit  Agreement  has the  meaning  given to that  term in
Section 2.01.

         Letters of Credit has the meaning given to that term in Section 2.01.

         LIBOR Interest Rate means, for any Interest Period, the rate per annum (rounded upward, if necessary, to the nearest 1/16 of one percent) determined by the Bank to be equal to the quotient of (i) the London Interbank Offered Rate for such Interest Period, divided by (ii) a number equal to 1.00 minus the Eurocurrency Reserve Requirement for such Interest Period.

         LIBOR Loan means any Loan when and to the extent that the interest rate is determined by reference to the LIBOR Interest Rate.

         Loans means all advances under the Working Capital Line of Credit and the Acquisition Facility.

         Loan Documents means this Agreement, the Notes, the Security Agreements, the Stock Pledge Agreements, the Letter of Credit Agreement, the Guaranties and any other agreements, documents or instruments now or hereafter delivered to the Bank with respect to the Collateral and the Indebtedness by the Borrowers or their Affiliates, or by any other person or entity now or hereafter liable, directly or indirectly, for the Indebtedness.

         London Interbank Offered Rate means, for any Interest Period, the rate per annum determined in good faith by the Bank in accordance with its usual procedures (which determination shall be conclusive) to be the average of the rate per annum for deposits, in U.S. dollars, in the amount of $250,000 for a period comparable to the Interest Period, offered to leading banks in the London interbank market at approximately 11:00 a.m. London time, two Business Days prior to the first day of the Interest Period.

         Multiemployer Plan means a Plan described in Section 4001(a) (3) of ERISA which covers employees of the Borrowers or an ERISA Affiliate.

         Northeastern United States means the States of Pennsylvania, New Jersey, New York, Connecticut, Massachusetts, Rhode Island,
Vermont, New Hampshire and Maine.

         Notes means  Acquisition  Facility  Note and the Working  Capital Note,
together  with  any  extensions,   modifications,   renewals,  replacements,  or
refinancing thereof, in whole or in part.

         PBGC means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

         Permitted Acquisitions means the acquisition by any one or more of the Borrowers of assets constituting an entire business, or a division of any Person, or the capital stock of any Person; provided, however, that any such acquisition shall only be a Permitted Acquisition if (i) the consideration paid consists solely of cash, Permitted Seller Notes and the Borrowers' common stock,
(ii) the assets acquired shall be in the same business lines in which the Borrowers are already engaged, (iii) the assets acquired shall be for an entire business, or division of such Person, and (iv) the total consideration paid or to be paid in cash, Permitted Seller Notes and common stock does not exceed six
(6) times the  seller's  most recent two (2) fiscal year average  Adjusted  Cash
Flow.

         Permitted Assumed Liabilities means those liabilities which would, in accordance with GAAP, be classified as liabilities, and may also include liabilities relating to bottling deposit liabilities, and payments to be made for rent as required in connection with operating leases transferred in connection with any Permitted Acquisition; provided, however, that the sum of Permitted Assumed Liabilities (when added to the total consideration paid or to be paid for a Permitted Acquisition), does not exceed six (6) times the Adjusted Cash Flow of the seller.

         Permitted Seller Notes means notes issued to sellers in connection with any Permitted Acquisition and issued in accordance to conditions thereof, which notes shall be unsecured and subordinated to the Indebtedness substantially in the form of subordination agreement attached as Exhibit 1.01 to this Agreement.

         Person means an individual, partnership, corporation, business trust, estate joint stock company, trust, an incorporated association, joint venture, governmental authority or any other person or entity of any nature whatsoever.

         Plan means any plan established, maintained, or to which contributions have been made, by any of the Borrowers or by an ERISA Affiliate.

         Potential Default means any event or condition which with notice or the passage of time (or both) would constitute an Event of Default.

         Prime Rate means the floating annual rate of interest that is designated from time to time by the Bank as its Prime Rate and used by the Bank as a reference base with respect to different interest rates charged to borrowers, it being understood that such rate may not be the lowest rate of interest at which the Bank makes loans to other borrowers.

         Prohibited Transaction means any transaction set forth in Section 406 of ERISA or Section 4975 of the Internal Revenue Code.

         Real Property means the real property, appurtenances and improvements thereto and all other rights (including mineral rights) arising out of or relating to the real property owned by VPSI, located at and commonly known as
(i) Hedding Drive, Village of Randolph, Vermont, consisting of approximately 2 acres, and (ii) the Route 66 Factory, Village of Randolph, Vermont, consisting of approximately 7.23 acres, and (iii) Chase Road, Village of Randolph, Vermont, consisting of approximately 65.7 acres and (iv) North Randolph Road, Village of Randolph, Vermont, consisting of approximately 21.2 acres.

         Reportable Event means any of the events set forth in Section 4043 of ERISA.

         Security Agreements means those Security Agreements and Trademark Assignment Agreements of even date executed by each of the Borrowers and the Sureties to the Bank, pursuant to which the Bank shall be granted a first priority security interest in, lien on, and assignment of the Borrowers' and the Sureties present and future assets of any nature, whether real, personal or mixed.

         Senior Management means, with respect to each Borrower, offices or executive positions classified as the Chairman of the Board of Directors, President, Chief Executive Officer, Chief Operating Officer or Chief Financial Officer or individuals holding other offices but bearing responsibilities ordinarily assumed by those with offices with the preceding titles.

         Stock Pledge Agreements mean the agreements of even date pursuant to which the Bank is granted a first priority security interest in, lien on and assignment of all right, title and interest in all of the issued and outstanding stock of any nature or type of VPSI, Excelsior and AMF.

         Subsidiary means a corporation of which shares of stock having ordinary voting power (other than stock having voting power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation are at the time owned, or the management of which is otherwise controlled, directly or indirectly thorough one or more intermediaries, by the Borrowers. The term Subsidiary includes each of Excelsior and AMF, which are wholly owned subsidiaries of VPSI.

         Subordinated Debt means all indebtedness, Credit Obligations or other liabilities of any nature of any one or more of the Borrowers to parties other than the Bank, the terms and conditions of which have been subordinated in all respects, in a form and substance satisfactory to the Bank, to the Indebtedness.

         Sureties means, jointly and severally, Excelsior and AMF.

         Total Debt Service means all interest expense for the year of calculation, plus all payments of principal made during the year of calculation with respect to obligations under notes, Capital Leases and other contractual indebtedness.

         Working  Capital  Line of Credit has the meaning  given to that term in
Section 2.01.

         Working  Capital  Note has the  meaning  given to that term in  Section
2.05.

         Uniform   Commercial   Code  means  the  Uniform   Commercial  Code  of
Pennsylvania, as the same may be amended from time to time, and any successor statute.

         SECTION 1.02. Accounting Terms. All accounting terms not specifically defined in this Agreement shall be construed, and all calculations with respect to accounting or financial matters shall be computed, in accordance with GAAP, applied in a manner consistent with the application of the principles in the preparation of the financial statements mentioned in Section 6.04.


                                   ARTICLE II

                   THE WORKING CAPITAL LINE OF CREDIT FACILITY

         SECTION 2.01.              Working Capital Line of Credit.
Subject to the terms and conditions of this Agreement and the Loan Documents, and in reliance upon the representations, warranties, covenants, projections and other matters set forth in this Agreement and in each of the Loan Documents, the Bank shall, provided that no Event of Default or Potential Default has occurred and is continuing uncured to the satisfaction of the Bank (i) make revolving loans
(the "Direct Loans") to the Borrowers for the purposes provided for in Section 2.07(a) of this Agreement, in the maximum principal amount of up to Two Million Dollars ($2,000,000), and (ii) within the Two Million Dollars ($2,000,000) limit, but at no time exceeding the Two Million Dollars ($2,000,000) in the aggregate, issue commercial or standby letters of credit for the account of the Borrowers ("Letters of Credit") (collectively, the "Working Capital Line of Credit"). The terms and conditions under which the Bank will agree to issue Letters of Credit are also set forth in a Master Letter of Credit Agreement, dated of even date, executed and delivered by the Borrowers to the Bank (the "Letter of Credit Agreement").

         SECTION 2.02. Borrowing Limits. The maximum amount outstanding under the Working Capital Line of Credit shall at no time exceed Two Millon Dollars ($2,000,000). The Borrowers covenant and agree that, in the event that the outstanding balance of the Direct Loans or any portion thereof should exceed, at any time and for any reason the sum of Two Millon Dollars ($2,000,000) , or if the face amount of Letters of Credit, together with the Direct Loans or any portion thereof, should exceed, at any time and for any reason the sum of Two Millon Dollars ($2,000,000), the full amount of such excess, together with any interest and fees accrued and unpaid thereon or in connection therewith, shall be immediately due and payable without demand or notice of any kind. Subject to the foregoing and all other terms and conditions of this Agreement and the Loan Documents, the Working Capital Line of Credit shall be available for borrowing, repayment and reborrowing by the Borrowers. For all purposes under this Agreement and the Loan Documents, the outstanding balance of the Working Capital Line of Credit shall include not only the amount of the Direct Loans advanced, but also all amounts available to be drawn or otherwise paid under Letters of Credit, and the amounts of any unreimbursed drawings or the payments under Letters of Credit.

         SECTION 2.03.              Interest, Fees and Charges.

                  (a) Each advance under the Working Capital Line of Credit with respect to Direct Loans shall bear interest on the principal balance from time to time outstanding at an annual rate based on one of the following interest rate options, as selected by the Borrower requesting the advance:

                           (i)       Base Rate Option:  Interest shall accrue at
an annual rate equal to the Base Rate; or

                           (ii)     LIBOR Rate Option:  Interest shall accrue at
an annual rate equal to the LIBOR Interest Rate (for the Interest Period selected by the Borrower requesting the advance) plus the applicable margin set forth below, based upon the Borrowers' compliance with the financial covenants set forth below:

   Maximum Funded
Debt to Cash Flow Ratio                                Applicable Libor Margin

Less than 1.00 to 1.00                                                 1.00%

Between 1.00 and 1.49 to 1.00                                          1.50%

Between 1.50 and 2.49 to 1.00                                          2.00%

Equal to or greater than 2.50                                          2.50%
to 1.00

                  (b) Interest shall be computed on the basis of the actual number of days in the calendar year divided by 360, and the rate of interest shall be adjusted (i) automatically and simultaneously with each change in the Base Rate (in the case of the Base Rate Option) or (ii) on the first day of each Interest Period, with such rate, as adjusted, to remain fixed for the duration of the Interest Period (in the case of the LIBOR Rate Option).

                  (c) If the Borrowers wish an advance under the Working Capital Line of Credit to be based on the LIBOR Rate Option, they shall give the Bank not less than two (2) Business Days prior notice of such request.

                  (d) Letters of Credit shall be issued by the Bank and with respect to each such Letter of Credit, the Bank shall charge to the Borrowers, and the Borrowers shall pay upon issuance of such Letter of Credit, a commission equal to the applicable percentage set forth below (based upon Borrowers' compliance with the financial covenants set forth below) multiplied by the face amount of such Letter of Credit on a per annum basis:

   Maximum Funded                                          Letter of Credit
Debt to Cash Flow Ratio                                Per Annum Percentage Fee

Less than 1.00 to 1.00                                                1.00%

Between 1.00 and 1.49 to 1.00                                         1.25%

Between 1.50 and 2.49 to 1.00                                         1.50%

Equal to or greater than 2.50                                         1.75%
to 1.00


With respect to each Letter of Credit, the Borrowers shall also pay to the Bank all customary issuance, cable and other incidental charges issued from time by the Bank.

         SECTION 2.04. Payment of the Working Capital Line of Credit. Interest on the amounts outstanding under the Working Capital Line of Credit shall be due and payable on the first day of each month beginning May 1, 1998, continuing on the first day of each month thereafter until all sums owing under the Working Capital Line of Credit have been paid in full. Notwithstanding the foregoing, interest with respect to Loans accruing interest at the Libor Interest Rate shall be payable at the end of the applicable period to which the advance made under the Libor Rate Option applies as set forth in Section 2.03(ii), above. The outstanding principal balance of the Working Capital Line of Credit, and all interest and fees accrued and unpaid thereon or in connection therewith shall be payable in full at any time (i) upon acceleration of the foregoing Indebtedness made after the occurrence and during the continuance, uncured to the satisfaction of the Bank, of an Event of Default, or (ii) in the absence of such acceleration, upon termination of the Working Capital Line of Credit pursuant to Section 2.06.

         SECTION 2.05. Working Capital Note. The obligation of the Borrowers to pay the outstanding balance of the Working Capital Line of Credit, and interest and fees accrued thereon or in connection therewith shall be evidenced by a promissory note, in form and substance satisfactory to the Bank, issued by Borrowers to the Bank in the principal amount of Two Million Dollars ($2,000,000) (the "Working Capital Note").

         SECTION 2.06. Termination of the Working Capital Line of Credit. The availability of advances under Working Capital Line of Credit shall terminate on March 31, 2003, unless extended by the Bank at its sole discretion upon notice to the Borrowers; provided, however, that the Bank may also terminate the Working Capital Line of Credit at any time upon the occurrence and during the continuance of an Event of Default. Termination of the Working Capital Line of Credit shall not terminate any rights or remedies available to the Bank, unless and until the Indebtedness has been repaid finally and in full.

         SECTION 2.07.                 Use and Disbursement of Proceeds.

                  (a) The Borrowers shall use the proceeds of the Working Capital Line of Credit solely for working capital purposes of the Borrowers, as well as for Capital Expenditures and the refinancing of debt existing as of the date of the this Agreement.

                  (b) Advances under the Working Capital Line of Credit shall be made by the Bank to the Borrowers pursuant to the Corestates Funds Manager - End of Day Fund Sweep Agreement (the "Sweep Agreement"), a copy of which has been executed and delivered by the Borrowers to the Bank. At such time that the Sweep Agreement is no longer in effect and unless otherwise agreed by the Bank, the Borrowers shall give the Bank at least one (1) Business Day's prior notice of each advance requested under the Working Capital Line of Credit, specifying the Borrower requesting the advance, the date and amount thereof, the interest rate option or options which the Borrowers have elected, and the outstanding balance with respect to which those interest rate options are to apply, and providing such additional information as the Bank may request. Notwithstanding the foregoing, the Borrowers must give the Bank not less than two (2) Business Days prior notice with respect to borrowings that will be based upon the LIBOR Rate Option. The Bank may disburse the proceeds of any Direct Loans by crediting the amount thereof to one or more deposit accounts of the Borrowers maintained with the Bank.

                  (c) The Bank shall not be obligated to disburse or have outstanding at any one time under the Working Capital Line of Credit more than three (3) Libor Loans.

         SECTION 2.08. Prepayments. The Borrowers shall be entitled to prepay the principal of the Working Capital Line of Credit, in whole or in part, at any time and from time to time, but with interest accrued on the amount prepaid; provided, however, that with respect to any portion of the Working Capital Line of Credit for which the LIBOR Rate Option is applicable, the Borrowers shall pay to the Bank any sums required under paragraph (b) of Section 9.13.

                                   ARTICLE III

                         THE ACQUISITION LINE OF CREDIT

         SECTION 3.01. The Acquisition Facility. Subject to the terms and conditions of this Agreement and the Loan Documents, and in reliance upon the representations, warranties, covenants, projections and other matters set forth in this Agreement and in each of the Loan Documents, the Bank shall, provided that no Event of Default or Potential Default has occurred and is continuing uncured to the satisfaction of the Bank, make revolving loans to the Borrowers in the maximum amount outstanding at any time of up to Fifteen Million Dollars ($15,000,000), reduced all times by all Indebtedness due and owing under or with respect to the Working Capital Line of Credit (the "Acquisition Facility"). The obligation of the Borrowers to repay extensions of credit in connection with the Acquisition Facility shall be evidenced by the execution and delivery of a promissory note, in the form and substance satisfactory to the Bank, issued by the Borrowers to the Bank in the principal amount of Fifteen Million Dollars ($15,000,000) (the "Acquisition Facility Note").

         SECTION 3.02. Borrowing Conditions and Limits. In addition to the restrictions and conditions set forth in Section 3.01, above, the Bank shall retain the right, at its sole reasonable discretion and based upon such information as it may request with respect to prospective acquisition targets of the Borrowers, to refuse or limit the amount of any advance under the Acquisition Facility, unless:

                  (a) The aggregate amount of cash paid, Permitted Seller Notes and VPHL's common stock issued by the Borrowers with respect to a Permitted Acquisition will not exceed six (6) times the seller's most recent two (2) year average Adjusted Cash Flow, and the cash paid with respect to a Permitted Acquisition will not exceed four (4) times the seller's two (2) year average Adjusted Cash Flow and provided further that the business operations with respect to all such Permitted Acquisition or Acquisitions are located in the Northeastern United States; and

                  (b) No Potential Default or Event of Default is in existence at the time of the consummation of such Permitted Acquisition, or would exist after giving effect to such Permitted Acquisition; and

                  (c) The Borrowers shall have given the Bank at least thirty (30) days prior written notice of any proposed Permitted
Acquisition; and

                  (d) The Bank shall be satisfied with the nature and type of assets being acquired in connection with any Permitted Acquisition, and shall be satisfied, in its reasonable discretion, with the Acquisition Documents governing any Permitted Acquisition, which shall include the submission of a Borrower prepared, Acquisition due diligence checklist in a form and content reasonably satisfactory to the Bank; and

                  (e)  The  Bank  shall  be   satisfied   that  no   liabilities
(contingent or otherwise) are being acquired in connection with any Permitted Acquisition, except Permitted Assumed Liabilities; and

                  (f) The Borrowers shall grant to the Bank first priority perfected security interests in all stock, property and assets acquired, or to be acquired, by Borrowers in connection with the proposed Permitted Acquisition; and

                  (g) The Borrowers shall be able to grant to the Bank a perfected, first priority security interest in all property or other assets of any nature to be acquired in connection with the proposed Permitted Acquisition; and

                  (h) No Acquisition may be effected unless recalculations (using historical Adjusted Cash Flow of the proposed Permitted Acquisition), are made by the Borrowers for compliance with the financial covenants set forth in this Agreement for the fiscal quarter most recently ended prior to the date of such proposed Permitted Acquisition, and for the four (4) quarters most recently ended prior to the date of such proposed Permitted Acquisition on a pro forma basis, as if the respective proposed Permitted Acquisition had occurred on the first day of such period, and such recalculations shall show that all such covenants would have been complied with if the proposed Permitted Acquisition had occurred on the first day of such period; and

                  (i) The Bank shall be satisfied, in its sole reasonable discretion, with the amount of Cash Flow which results from the pro forma recalculation of Cash Flow for the period of four (4) consecutive fiscal quarters most recently ended prior to the date of such proposed Permitted Acquisition, regardless of whether the Cash Flow Coverage covenant is complied with; and

                  (j) The Borrowers believe, in their reasonable good faith, that the financial covenants set forth in this Agreement will continue to be met for the one (1) year period following the consummation of the proposed Permitted Acquisition. The Borrowers shall provide to the Bank projections demonstrating such compliance, and a certificate, signed by an officer of Senior Management, certifying as to compliance with the requirements of preceding clauses.

         Notwithstanding the foregoing, in the event that the Borrowers are in compliance with the requirements of Sections 3.02(a), (b), (c) and (f), above, they may consummate Permitted Acquisitions where the cash portion of the total consideration paid is not in excess of One Million Dollars ($1,000,000), and the aggregate cash consideration paid or to be paid for any such Permitted Acquisition does not exceed Three Million Dollars ($3,000,000) during any twelve
(12) month fiscal period.

         SECTION 3.03.                 Interest.

                  (a) Each advance under the Acquisition Facility shall bear interest on the principal balance from time to time outstanding at an annual rate based on one of the following interest rate options, as selected by the Borrower requesting the advance:

                           (i)       Base Rate Option:  Interest shall accrue at
an annual rate equal to the Base Rate; or

                           (ii)     LIBOR Rate Option:  Interest shall accrue at
an annual rate equal to the LIBOR Interest Rate (for the Interest Period selected by the Borrower requesting the advance) plus the amounts set forth below, based upon the Borrowers' compliance with the financial covenants set forth below:

     Maximum Funded
Debt to Cash Flow Ratio                                Applicable Libor Margin

Less than 1.00 to 1.00                                                   1.00%

Between 1.00 and 1.49 to 1.00                                            1.50%

Between 1.50 and 2.49 to 1.00                                            2.00%

Equal to or greater than 2.50                                            2.50%
to 1.00

                  (b) Interest shall be computed on the basis of the actual number of days in the calendar year divided by 360, and the rate of interest shall be adjusted (i) automatically and simultaneously with each change in the Base Rate (in the case of the Base Rate Option) or (ii) on the first day of each Interest Period, with such rate, as adjusted, to remain fixed for the duration of the Interest Period (in the case of the LIBOR Rate Option).

                  (c) If the Borrowers' wish an advance under the Acquisition Facility to be based upon the LIBOR Rate Option, they shall give the Bank not less than two (2) Business Days prior notice of such request.

         SECTION 3.04.                 Repayment of the Acquisition Facility.

         Interest on the amounts outstanding under the Acquisition Facility shall be due and payable on the first day of each month beginning May 1, 1998, and continuing on the first day of each month thereafter until all sums owing under the Acquisition Facility have been paid in full. Notwithstanding the foregoing, interest with respect to Loans accruing interest at the Libor Interest Rate shall be payable at the end of the applicable period to which the advance made under the Libor Rate Option applies as set forth in Section 3.03
(a)(ii), above. The outstanding principal balance of all advances under the Acquisition Facility, and all interest and fees accrued and unpaid thereon or in connection therewith shall be payable in full at any time (i) upon the acceleration of the foregoing Indebtedness made after the occurrence and during the continuance, uncured to the satisfaction of the Bank, of an Event of Default, or (ii) in the absence of such acceleration, upon termination of the Acquisition Facility pursuant to Section 3.06.

         SECTION 3.05. Use of Proceeds of the Acquisition Facility. The proceeds of any advance under the Acquisition Facility shall be used solely to fund, in whole or in part, Permitted Acquisitions, as well as for Capital Expenditures and the refinancing of debt existing as of the date of the this Agreement. The Bank shall not be obligated to disburse or have outstanding at any one time under the Acquisition Facility more than three (3) Libor Loans.

         SECTION 3.06.                 Termination of the Acquisition Facility.
                                       ---------------------------------------
The availability of advances under the Acquisition Facility shall terminate on March 31, 2003, unless extended by the Bank by written notice to the Borrowers; provided, however, that the Bank may also
                         --------  -------
terminate the availability of advances under the Acquisition
Facility at any time upon the occurrence and during the continuance of Event of Default. Termination of availability of advances under the Acquisition Facility shall not terminate any other rights or remedies of the Bank, unless and until the Indebtedness has been repaid finally and in full.

         SECTION 3.07. Prepayments. The Borrowers shall be entitled to prepay the principal of the Acquisition Facility, in whole or in part, at any time and from time to time, but with interest accrued on the amount prepaid; provided, however, that with respect to any portion of the Acquisition Facility for which the LIBOR Rate Option is applicable, the Borrowers shall pay to the Bank any sums required under paragraph (b) of Section 9.13.

         SECTION 3.08. Unused Facility Fee. As and to the extent that the availability under the Working Capital Line of Credit and the Acquisition Facility is not used by the Borrowers during the term of its availability, the Borrowers shall pay to the Bank a fee equal to 1/8 of one percent (0.125%) of the amount of any such unused availability. This unused facility fee shall be calculated, assessed and due and payable as of March 31, June 30, September 30, and December 31 of each year, or the portion of any such year, during which either the Working Capital Line of Credit or the Acquisition Facility is available for use and borrowing by the Borrowers.

                                   ARTICLE IV

                                   COLLATERAL

         SECTION 4.01. Security Interests. As security for the performance of this Agreement, the Loan Documents and the repayment of the Indebtedness, the Borrowers grant (or shall cause to be granted) to the Bank a first priority (except as otherwise disclosed in the financial statements mentioned in Section
6.04 of this Agreement or set forth on the schedule attached as Exhibit 6.09 to this Agreement) security interest in, lien on, and where appropriate, an assignment of, all present and future Collateral, including:

                  (a) All of the Borrowers' and the Sureties' present and future Accounts, Contract Rights, Instruments, Documents, Equipment (whether or not constituting fixtures), General Intangibles, Chattel Paper Inventory and Investment Property, whether now owned or hereafter acquired, as such property may be more fully described in the Security Agreements dated of even date with this Agreement and executed and delivered by the Borrowers and the Sureties to the Bank; and

                  (b) Without limiting the general nature of Section 4.01(a), above, all of the Borrowers' and the Sureties present and future customer lists, supply information and records and related items, as well as the Borrowers' and the Sureties right to enforce any present or future restrictive covenant, covenant not to compete or related asset or right with any present or future employee, officer, director, shareholder or other person affiliated with the Borrowers and the Sureties; and

                  (c) All of the Borrowers' and the Sureties files, books, ledgers, ledger cards, records, bills, invoices, receipts, deeds, certificates or documents of ownership, warranties, bills of sale and all other data and data storage systems and media pertaining to any of the Collateral; and

                  (d) All of the Borrowers' and the Sureties property or property in which they have an interest, now or at any time hereafter in the possession of the Bank, or any of their Affiliates (other than shareholders of VPHL) or Subsidiaries, in any capacity and for any reason whatsoever; and

                  (e)  All  shares  of  stock  (whether  common,   preferred  or
otherwise),  of the Borrowers and their Affiliates  (other than  shareholders of
VPHL), except for Vermont Pure Holdings, Ltd.; and

                  (f) A mortgage lien on, and an assignment of leases and rents regarding the Real Property, encumbering all of the ownership interests in such property, (including mineral and water rights); and

                  (g) Without limiting the general nature of Section 4.01 (a), above, a first priority security interest in and lien on all of the Borrowers' and their Affiliates' and Subsidiaries' present and future trademarks, servicemarks, trade names, copyrights, patents, licenses and other property commonly known as or classified as intellectual property, including (i) all of the Borrowers' right, title and interest to the registered trademarks "Vermont Pure" and "Hidden Spring" and (ii) all of Excelsior's right, title and interest to the registered trademark "Excelsior".

                  (h) All proceeds and products of the Collateral and the property described in the foregoing subsections of this Section 4.01, including insurance, and all replacements to the Collateral.

         SECTION 4.02. Financing Statements and Other Documents. The Borrowers shall join (and shall cause their Affiliates to join with the Bank in executing such financing statements, continuation statements and other agreements or instruments (in form satisfactory to the Bank) under the Uniform Commercial Code as the Bank may specify, and shall pay the cost of filing the same in such public offices as the Bank shall designate.

         SECTION 4.03. Landlords' Waivers; Mortgagees' Disclaimers. The Borrowers shall, unless otherwise agreed to by the Bank, cause the owners and the mortgagees of all premises occupied by it to execute and deliver to the Bank instruments (in a form reasonably satisfactory to the Bank) by which such owners waive their right to distrain on, and such mortgagees disclaim any interest in, all of the Collateral.

         SECTION 4.04. Insurance. The Borrowers shall maintain insurance, in such amounts and with such insurance companies as are reasonably acceptable to the Bank, insuring the Collateral against such risks as are specified by the Bank. Each policy of insurance covering any of the Collateral shall (A) show the Bank's security interest in such a manner that all payments for damage or loss shall be paid directly to the Bank, including the designation of the Bank as additional insured and loss payee, and (B) provide that it shall not be terminated, reduced in amount or otherwise materially changed without at least thirty (30) days' prior written notice to the Bank. Upon request by the Bank and upon the execution of this Agreement, the Borrowers shall deliver to the Bank satisfactory evidence of compliance with this Section.

         SECTION 4.05.               Places of Business; Location of Collateral.

                  (a) The Borrowers represent that the principal place of business, chief executive office and the place where records are kept concerning the Collateral is at Route 66, Catamount Industrial Park, Randolph, Vermont 05060, and that the Borrowers' Equipment and Inventory are kept at this location, and at the other places of business listed in Exhibit 4.05.

                  (b) The Borrowers shall notify the Bank of (1) any change in the location of any of their principal places of business or chief executive offices, (2) any change in the places where they keep items of Equipment, or Inventory or records concerning the Collateral, and (3) the establishment of any new, or the discontinuance of any existing, place of business.

                  (c) The Borrowers shall not permit any of their Equipment to be removed from the places mentioned in subsection (A) of this Section 4.05, or any of their Inventory to be so removed, except in the ordinary course of business.

         SECTION 4.06.                 Equipment and Inventory.

                  (a) The Borrowers represent that they are the absolute owners of their Inventory and Equipment, subject only to the security interests created or referenced in this Agreement, and those liens referred to in Section 6.09 of this Agreement.

                  (b) The Borrowers shall not dispose of any of their Equipment (other than dispositions, in the ordinary course of business, of obsolete or worn out Equipment, or sales or dispositions of vehicles during any fiscal year in an aggregate amount of not greater than $75,000), or permit any Equipment located at leased facilities to become a fixture or an accession to other goods.

                  (c) The Borrowers shall sell their Inventory only in the ordinary course of business.

         SECTION 4.07. Patents, Copyrights and Trademarks. The Borrowers and Excelsior own, or have other rights with respect to, all patents, copyrights, trademarks, tradenames, service marks and other intellectual property rights used by them in the operation of their businesses, with all of the foregoing being identified on Exhibit 4.07 to this Agreement.

         SECTION 4.08. Records and Reports. The Borrowers shall keep accurate and complete records of the Collateral, and provide to the Bank such information about the Collateral as the Bank may reasonably request.

         SECTION 4.09. Trade and Fictitious Names. The Borrowers and the Sureties employ no trade or fictitious names, nor have they employed any trade or fictitious names within the last six (6) years, other than as set forth on
Exhibit 4.09 to this Agreement.

         SECTION 4.10.                 Certain of the Bank's Rights.
                                       ----------------------------
If requested by the Bank, the Borrowers shall: (1) deliver to the Bank a list of its Accounts, showing the names, addresses and telephone numbers of account debtors, and a person or persons with the account debtor to contact concerning the outstanding Account and the amounts owed by them, respectively; (2) deliver to the Bank a copy, with such duplicate copies as the Bank may request, of the invoice applicable to each Account, bearing a statement that the Account has been assigned to the Bank.

         SECTION 4.11. Power of Attorney. With respect to the execution and delivery of such agreements, documents or instruments which may be necessary or desirable to obtain, maintain or perfect the rights granted to the Bank in the Collateral, the Borrowers and the Sureties irrevocably appoint the Bank as their attorney-in-fact with full power and authority to sign or endorse the name of the Borrowers as may be necessary to accomplish the foregoing purposes.

         SECTION 4.12. Notices. If notice of the sale, disposition or other intended action by the Bank with respect to the Collateral is required by the Uniform Commercial Code or other applicable law, any notice thereof sent to the Borrowers at the addresses specified in Section 9.03 of this Agreement (or such other address of the Borrowers as may from time to time be shown on the records of the Bank) at least ten (10) Business Days prior to such action, shall constitute reasonable notice to the Borrowers.

         SECTION 4.13.                 Insurance; Discharge of Taxes, etc.
                                       ----------------------------------
The Bank shall have the right at any time and from time to time, without notice to the Borrowers to: (A) obtain insurance covering any of the Collateral, if the Borrower fails to do so; (B) discharge taxes, liens, security interests or other encumbrances at any time levied or placed on any of the Collateral, if the Borrowers fail to do so; and (C) pay for the maintenance and preservation of any of the Collateral, if the Borrowers fail to do so. The Borrowers shall reimburse the Bank, on demand, for any payment made or any expense incurred pursuant to this authorization. The Borrowers assign to the Bank all right to receive the proceeds of insurance covering the Collateral, direct any insurer to pay all such proceeds directly to the Bank and authorize the Bank to endorse in the name of the Borrowers any draft for such proceeds.

         SECTION 4.14. Certain Waivers and Releases by the Borrower. The Borrowers (A) waive protest of all commercial paper at any time held by the Bank on which they are in any way liable, notice of nonpayment at maturity of any and all of its Accounts and, except where required hereby or by law, notice of action taken by the Bank, and (B) release the Bank from all claims for loss or damage caused by any failure to collect any Account or by any act or omission on the part of the Bank or its officers, agents and employees, except gross negligence or willful misconduct.


                                    ARTICLE V

                              CONDITIONS OF LENDING

         SECTION 5.01. Conditions Precedent to Funding. As conditions precedent to the funding of the Working Capital Line of Credit and the Acquisition Facility, the Borrowers shall deliver or cause to be delivered to the Bank, contemporaneously with or promptly after the execution and delivery of this Agreement, in a form and substance satisfactory to the Bank and its counsel:

                  (a)      The Notes;

                  (b)      The Loan Documents;

                  (c) Certified copies of the articles of incorporation and bylaws of the Borrowers and the Sureties, and all amendments thereto, and a certificate of good standing evidencing the good standing of the Borrowers and the Sureties as a domestic corporation under the laws of their respective states of incorporation;

                  (d) Certified copies of all corporate action taken by the Borrowers and the Sureties (including resolutions adopted by the Board of Directors of the Borrowers and the Sureties) authorizing the execution, delivery and performance of this Agreement and the other Loan Documents to which the Borrowers or the Sureties are a party;

                  (e) An (i) opinion of counsel for the Borrowers as to the matters mentioned in Sections 6.01, 6.02, 6.03, 6.05, 6.10 and 6.16 of this Agreement, and such other matters as may be requested by the Bank, (ii) an opinion of an attorney authorized to practice law in the State of Vermont as to the obtaining of such necessary permits and licenses as may be required to be obtained by the Borrowers under Vermont law in connection with the operation of their business activities in the State of Vermont;

                  (f) Warrants issued in favor of the Bank to purchase the Calculated Number of Warrant Shares of common stock of VPHL;

                  (g) A fee in the amount of  Eighteen  Thousand  Seven  Hundred
Fifty Dollars ($18,750), ($9,375 of which has already been paid) in consideration of the Bank making available the Loans and other credit facilities provided for in this Agreement;

                  (h) Financial projections for the Borrowers operations for the period ending not earlier than December 31, 2003;

                  (i) Satisfactory completion by the Bank of its due diligence and other review of the Borrowers assets and properties (including review of the Borrowers accountant prepared management letter, audits of the Collateral and appraisals and environmental audits with respect to Real Property);

                  (j) Such other agreements, documents or instruments that the Bank or its counsel may reasonably request.

         SECTION 5.02.                 Additional Conditions Precedent.
As additional conditions precedent to the funding by the Bank of each Loan and other extension of credit requested by the Borrowers under the Working Capital Line of Credit and the Acquisition Facility
(including the funding of the initial Loan or any other extension of credit):

                  (a) The representations and warranties made by the Borrowers and the Sureties in this Agreement and the other Loan Documents shall be true and correct on and as of the date of funding, with the same effect as though made on and as of that date.

                  (b) No Event of Default or Potential Default shall have occurred and be continuing or shall result from the funding of the disbursement.

                  (c) No material adverse change, as determined by the Bank in its sole reasonable discretion, shall have occurred in the condition of the Borrowers, financial or otherwise, since the date of this Agreement.

                  (d) The Bank shall have received such additional documents or instruments and such additional approvals and opinions as the Bank may reasonably request under the terms of this Agreement, the Loan Documents, or otherwise.

         Each request by the Borrowers for a loan or other extension of credit under this Agreement shall constitute a certification by the Borrowers, as of the date of such request, that all of the conditions in this Section 5.02 have been satisfied.


                                   ARTICLE VI

                         REPRESENTATIONS AND WARRANTIES

         In order to induce the Bank to enter into this Agreement, the Borrowers represent and warrant to the Bank that:

         SECTION 6.01. Existence. Each Borrower and each Surety is a corporation duly incorporated, validly existing and in good standing under the laws of its state of incorporation as referred to in the Background of this Agreement, has all requisite power and authority, corporate or otherwise, to conduct its business and to own and operate its properties, and is duly qualified as a foreign corporation to do business in, and is in good standing in, all jurisdictions in which failure to so qualify would have a material adverse effect on that Borrower's business. The Borrowers have no Subsidiaries or Affiliates, except as described in the schedule attached as Exhibit 6.01.

         SECTION 6.02. Authorization. The Borrowers and the Sureties have all requisite power and authority to execute, deliver and perform this Agreement and the other Loan Documents to which they are a party. The execution, delivery and performance by the Borrowers and the Sureties of this Agreement and the other Loan Documents to which they are a party have been duly authorized by all necessary corporate action and do not and will not violate any provision of law or of the articles of incorporation or bylaws of any of the Borrowers or the Sureties, or result in a breach or constitute a default under any agreement, indenture or instrument to which the Borrowers or the Sureties are a party, or by which their properties may be bound or affected.

         SECTION 6.03. Validity. This Agreement and the Loan Documents to which the Borrowers and the Sureties are parties are legal, valid and binding obligations of the Borrowers and the Sureties, enforceable in accordance with their terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization and similar equitable laws and principles as may effect the rights of creditors generally.

         SECTION 6.04. Financial Statements. The financial statements of the Borrowers as of and for the period ended October 25, 1997, previously furnished to the Bank, were prepared in accordance with GAAP, are complete and correct, and fairly present the financial position and the results of operations of the Borrowers as of that date and for the period then ended. Since October 25, 1997, there has been no material adverse change in the financial position or results of operations of the Borrowers from that set forth in the financial statements as of that date and for the period then ending.

         SECTION 6.05. Litigation. Except as disclosed in the schedule attached as Exhibit 6.05, there are no actions or proceedings pending or, to the knowledge of the Borrowers, threatened against or affecting any of the Borrowers, or any of their properties, before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, which are substantial in amount or which, if determined adversely, would have a material adverse effect on the financial condition or business of any Borrowers.

         SECTION 6.06. Agreements and Orders. None of the Borrowers are in default in the performance of any material agreement or instrument to which it may be party or by which its properties may be bound or with respect to any order, writ, injunction, or decree of any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign.

         SECTION 6.07. Contingent Liabilities. The Borrowers have no material or substantial contingent obligations or liabilities, for taxes or otherwise, that are not disclosed by the financial statements mentioned in Section 6.04 or set forth on the schedule attached as Exhibit 6.07.

         SECTION 6.08. Taxes. The Borrowers have filed all tax returns and reports (federal, state and local) required to be filed as of the date of this Agreement and have paid all taxes, assessments and charges imposed upon them or their operations or properties, or which they are required to withhold and pay over (including payroll withholding taxes).

         SECTION 6.09. Ownership and Encumbrances. The Borrowers and Excelsior have title to, or valid leasehold interests in, all of their properties and assets, real and personal, including the properties and assets reflected in the financial statements mentioned in Section 6.04. None of the properties and assets of any of the Borrowers are subject to any lien, encumbrance, security interest or other claim of any nature, except liens and encumbrances in favor of the Bank and existing liens and encumbrances disclosed by the financial statements mentioned in Section 6.04, or set forth on the schedule attached as
Exhibit 6.09.

         SECTION 6.10.                 Consents.
No authorization, consent, approval, license, exemption by or filing or registration with any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, is or will be necessary to the valid execution, delivery or performance by the Borrowers and the Sureties of this Agreement or the other Loan Documents to which they are a party.

         SECTION 6.11. ERISA. The Borrowers are in compliance in all material respects with all applicable provisions of ERISA. Neither a Reportable Event nor a Prohibited Transaction has occurred and is continuing with respect to any Plan; no notice of intent to terminate a Plan has been filed, nor has any Plan been terminated except as set forth on Exhibit 6.11; no circumstances exist which constitute grounds under Section 4042 of ERISA entitling the PBGC to institute proceedings to terminate, or appoint a trustee to administrate, a Plan, nor has the PBGC instituted any such proceedings; neither the Borrowers nor any ERISA Affiliate has completely or partially withdrawn under Section 4201 or 4204 of ERISA from a Multiemployer Plan; the Borrowers and each ERISA Affiliate has met its minimum funding requirements under ERISA with respect to all of its Plans and the present value of all vested benefits under each Plan exceeds the fair market value of all Plan assets allocable to such benefits, as determined on the most recent valuation date of the Plan and in accordance with the provisions of ERISA and the regulations thereunder for calculating the potential liability of the Borrowers or any ERISA Affiliate to the PBGC or the Plan under Title IV of ERISA; and neither the Borrowers nor any ERISA Affiliate has incurred any liability to the PBGC under ERISA.

         SECTION 6.12. Operation of Business. The Borrowers and Excelsior, as applicable, possess (i) all material licenses, permits, certificates and other governmental authorizations, and (ii) all franchises, trademarks, servicemarks, trade names, copyrights and patents, or rights in any of the foregoing, adequate for the conduct of their business as now conducted and presently proposed to be conducted. To the best of the Borrower's knowledge, information and belief, after reasonable inquiry, the Borrowers are also in compliance with all statutes, laws, rules and regulations applicable to them in the operation of their business, including all of the foregoing as may relate to their bottling and labeling activities.

         SECTION 6.13. Disclosure. No representation or warranty made by any of the Borrowers or the Sureties in this Agreement or the other Loan Documents to which they are a party is false or misleading in any material respect, or omits to state any material fact necessary in order to make the statements in this Agreement or the other Loan Documents not misleading. The Borrowers have disclosed to the Bank in writing every fact that materially and adversely affects their business or financial condition or their ability to perform their obligations under this Agreement or the other Loan Documents to which they are a party.

         SECTION 6.14. Environmental Laws. The Borrowers have received all permits and filed all notifications necessary to carry on their businesses under and in compliance with all applicable Environmental Laws. The Borrowers have no knowledge of, and have not given any written or oral notice to the Environmental Protection Agency or any state or local agency regarding, any actual or imminently threatened removal, spill, release or discharge of any Hazardous Substances on properties owned or leased by any of the Borrowers or in connection with the conduct of their business and operations. The Borrowers have no knowledge of, and have not received any notice that they are potentially responsible for costs of clean-up of any actual or imminently threatened spill, release or discharge of any Hazardous Substances.

         SECTION 6.15. Margin Stock. The Borrowers are not engaged in, nor do they have as one of their substantial activities, the business of extending or obtaining credit for the purpose of purchasing or carrying "margin stock" (as that term is defined in Regulation U of the Board of Governors of the Federal Reserve System) and no proceeds of any Loan under this Agreement will be used for such purpose or for the purpose of purchasing or carrying any shares of margin stock.

         SECTION 6.16.                 Securities Laws.
All shares of capital stock and all other securities of the Borrowers have been offered and sold in accordance with registration and other applicable requirements of all applicable federal and state securities laws.

         SECTION 6.17. Other Agreements. The Borrowers are not a party to any indenture, loan, or credit agreement, or to any lease or other agreement or instrument, or subject to any charter or corporate restriction, which could have a material adverse effect on their businesses, properties, assets, or condition, financial or otherwise, or their ability to perform their obligations under this Agreement or the other Loan Documents to which they are a party.

         SECTION 6.18.                 Labor Disputes and Casualties.
                                       -----------------------------
The Barrowers are not affected by any fire, explosion, accident, strike, lockout, or other labor dispute, drought, storm, hail, earthquake, embargo, act of public enemy, or other casualty (whether or not covered by insurance) which materially and adversely affects their business, properties, assets, or condition, financial or otherwise, or their ability to perform their obligations under this Agreement or the other Loan Documents to which they are a party.

         SECTION 6.19.                 Representations Concerning Sureties.
All of the representations and warranties contained in the Loan Documents executed by the Sureties are true, correct and complete. Additionally, other than the trademark registered with the United States Patent and Trademark Office at No. 1,668,735 and known as "Excelsior Spring Water", neither of the Sureties maintain any assets or have any liabilities of any nature, do not presently conduct business operations and are not currently contemplated by either the Borrowers or the Sureties to conduct business operations in the future.


                                   ARTICLE VII

                                    COVENANTS

         As long as any portion of the Indebtedness is or remains outstanding and unpaid, or any of the Loans remain available for borrowing, the Borrowers covenant and agree that, unless the Bank otherwise consents in writing:

         SECTION 7.01.                 Financial and Other Information.
The Borrowers shall furnish or cause to be furnished to the Bank:

                  (a) within ninety (90) days after the close of each fiscal year, (i) an income statement and statement of cash flow of the Borrowers for such fiscal year, and a balance sheet of the Borrowers, on a consolidating basis, as of the last day of such fiscal year, prepared in accordance with GAAP, certified without qualification by independent certified public accountants reasonably satisfactory to the Bank (it being understood that Feldman, Raden & Co., is acceptable to the Bank), (ii) the management letter prepared by Borrowers independent public accountants issued in connection with any interim or year-end financial statement, and (iii) a revised, updated budget, prepared by Senior Management of the Borrowers, for the next five (5) fiscal years, which budget shall take into account the effect of any Permitted Acquisitions;

                  (b) within forty-five (45) days after the close of each fiscal quarter, a certification (in the form attached as Exhibit 7.01) prepared under the direction of, and signed by, the Borrowers' Chief Financial Officer or Chief Executive Officer, certifying that, to the best of his or her knowledge, information and belief, no Event of Default or Potential Default has occurred or is continuing under this Agreement or any of the Loan Documents;

                  (c) within forty-five (45) days after the close of each fiscal month, an income statement and balance sheet of the Borrowers, on a consolidating basis, for such month, and prepared by management of the Borrower in accordance with GAAP which financial statement shall compare the Borrowers' results of actual operations with the projected results of operations;

                  (d) within fifteen (15) days of the close of each fiscal month, a certification as to the Borrowers' accounts payable, Accounts and other accounts receivable;

                  (e) on or within five (5) days after filing, copies of the Borrowers' 10K or 10Q reports filed with the Securities and Exchange Commission, or any other filings from time to time by any one or more of the Borrowers with the Securities and Exchange Commission; and

                  (f)  with  reasonable   promptness,   such  other  information
concerning the business, properties, and condition, financial or otherwise, of the Borrowers as the Bank may from time to time reasonably request.

         SECTION 7.02. Insurance. The Borrowers shall maintain insurance with respect to their businesses and assets in such amounts, against such hazards, and with such companies as is reasonable and customary and as may be satisfactory to the Bank. All policies of insurance shall insure the Bank as its interest may appear and shall bear a thirty (30) day notice of cancellation or material change endorsements in favor of the Bank. Attached as Exhibit 7.02 are details regarding all of the Borrower's current insurance coverage, and the Borrowers further agree to provide to the Bank, as of or prior to each renewal date with respect to such insurance policies, evidence of the existence of such coverage, all of which shall be in a form and content reasonably satisfactory to the Bank.

         SECTION 7.03. Taxes and Other Claims. The Borrowers shall pay when due all taxes, assessments and charges which are imposed upon them or their operations or properties, or which they are required to withhold and pay over (including, without limitation, payroll withholding taxes) and shall pay all other claims which, if unpaid, might become liens or charges upon their properties; provided, however, that the Borrowers shall not be required to pay such taxes, assessments and charges so long as they (i) in good faith contest the amount or validity and establish reserves against such taxes, assessments and charges in kind and amount reasonably satisfactory to the Bank, and (ii) cause any lien or other claim relating to any such taxes, assessments or charges against the Borrowers to be subordinated to the Indebtedness, to the extent that such lien or other claim would have a priority against any of the Collateral that would be equal to, or higher than, the security interests and liens granted to the Bank under this Agreement and the Loan Documents.

         SECTION 7.04. Encumbrances. The Borrowers shall not create, incur, assume or permit to exist any mortgage, pledge, charge, security interest, lien or other encumbrance upon any of their properties or assets, whether now owned or hereafter acquired, except: (i) liens for taxes or governmental claims which are not yet due and payable or which are being contested in good faith and subordinated as required by Section 7.03; (ii) existing liens and encumbrances described in Section 6.09; (iii) liens and encumbrances in favor of the Bank.

         SECTION 7.05. Indebtedness. The Borrowers shall not create, assume, incur, or otherwise become liable for any indebtedness or other Credit Obligations to any person or entity for money borrowed or the deferred purchase price for assets other than: (i) loans from the Bank to the Borrowers; (ii) indebtedness to shareholders or affiliates of the Borrowers, provided that such indebtedness does not cause or result in an Event of Default under this Agreement; (iii) trade indebtedness for the purchase of supplies and services in the ordinary course of business; (iv) existing indebtedness disclosed in the financial statements mentioned in Section 6.04 or on the schedule attached as
Exhibit 7.05; (v) Permitted Seller Notes; and (vi) indebtedness incurred in connection with Capital Expenditures.

         SECTION 7.06. Loans and Investments. The Borrowers shall not make any loan to, capital contribution to or investment in, or endorse, guarantee or otherwise become liable for the payment or performance of any liabilities or obligations of, any person or entity (including, without limitation, any officer, employee, shareholder, or director of the Borrowers), except that the Borrowers may make: (i) guaranties to the Bank; (ii) endorsements of negotiable instruments for deposit or collection in the ordinary course of business; (iii) investments in direct obligations of the United States or any agency thereof with maturities of one year or less from the date of acquisition, or commercial paper of a domestic issuer rated at least "A-1" by Standard & Poor's Corporation or "P-1" by Moody's Investors Service, Inc., or certificates of deposit with maturities of one year or less from the date of acquisition issued by a federally insured commercial bank; (iv) pledges or deposits under workmen's compensation laws, unemployment insurance laws or similar laws; (v) good faith deposits in connection with bids, tenders, sales contracts, leases, statutory obligations, appeal and performance bonds and other similar obligations not incurred in connection with the borrowing of money or the obtaining of advances or the payment of deferred purchase price of property.

         SECTION 7.07. Maintenance of Existence. The Borrowers shall preserve and maintain their corporate existence and good standing in the jurisdiction of their incorporation, and qualify and remain qualified as a foreign corporations in each jurisdiction in which such qualification is required.

         SECTION 7.08. Compliance With Laws. The Borrowers shall comply in all respects with all statutes, laws, rules and regulations applicable to them in the operation of their businesses (including the Fair Labor Standards Act, as amended, and all statutes, laws, rules and regulations relating to the Borrowers bottling and labeling activities) or with regard to their ownership of their properties and assets.

         SECTION 7.09. Maintenance of Property. The Borrowers shall maintain all of their properties and assets in good condition and repair and shall make all reasonable and necessary repairs, replacements and improvements to their properties and assets, so that their businesses may be properly conducted at all times.

         SECTION 7.10. Inspection by the Bank. The Borrowers shall permit the Bank or its agents at any reasonable time to inspect during normal business hours their properties and to examine their books and records and make copies or extracts therefrom, and to discuss their affairs with their directors, officers, employees, agents and accountants; provided, however, that the Bank's right to inspect as set forth in this Section 7.10 shall exist at any time the Bank may deem appropriate after the occurrence and during the continuance of an Event of Default.

         SECTION 7.11.                 Reports.
The Borrowers shall furnish to the Bank:

                  (a) as soon as possible, and in any event within two (2) Business Days after any Borrower becomes aware of the occurrence of any Event of Default or Potential Default, a written statement by the Borrowers' Chief Executive Officer or Chief Financial Officer setting forth details of the Event of Default or Potential Default and the action which is proposed to be taken with respect thereto;

                  (b) as soon as possible, and in any event within five (5) Business Days after receiving knowledge thereof, written notice of any action, suit and proceeding before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, affecting any Borrower which involves $200,000 or more or would materially adversely affect the business, properties or condition, financial or otherwise, of any Borrower, if adversely determined;

                  (c) as soon as  possible,  and in any  event  within  five (5)
Business Days after any Borrower becomes aware of the occurrence of any event that would cause any representation or warranty made by any Borrower in this Agreement or the other Loan Documents to be untrue, a written statement by the Borrowers' Chief Executive Officer or Chief Financial Officer setting forth the details of such event and the action which is proposed to be taken with respect thereto; and

                  (d) as soon as possible, and in any event within five (5) Business Days after any Borrower becomes aware of the occurrence of a material adverse change in their business, properties or condition, financial or otherwise, a written statement by the Borrowers' Chief Executive Officer or Chief Financial Officer, setting forth the details of such material adverse change and the action which is proposed to be taken with respect thereto.

         SECTION 7.12.                 ERISA.
The Borrowers shall comply with all applicable provisions of ERISA and the Internal Revenue Code with respect to each Plan.

         SECTION 7.13. Merger or Consolidation. Except for those types of acquisitions contemplated within the Acquisition Facility provided for by
Article III of this Agreement, the Borrowers shall not become a partner or participant in any partnership or joint venture, or merge or consolidate with or into any other corporation, or permit any other corporation to merge into any Borrower, or acquire, in a transaction analogous in purpose or effect to a merger or consolidation, all or substantially all of the assets or securities of any other person, corporation, division, or business enterprise.

         SECTION 7.14. Disposal of Assets. The Borrowers shall not sell, convey, lease, assign, transfer or otherwise dispose of, voluntarily or involuntarily, all or any portion of their assets, other than (i) the sale of Inventory in the ordinary course of business, (ii) sales of coolers in the ordinary course of business, and (iii) as permitted pursuant to Section 4.06(b) of this Agreement.

         SECTION 7.15. Nature of Business. The Borrowers shall not make any material change in the nature of their businesses as conducted at the date of this Agreement or, without at least thirty (30) days prior written notice to the Bank, change their name.

         SECTION 7.16. Environmental Laws. The Borrowers shall comply with all applicable Environmental Laws and shall immediately notify the Bank of any actual or alleged failure to comply with or perform, breach, violation or default under any applicable Environmental Laws.

         SECTION 7.17. Ownership of Stock/Maintenance of Management. The Borrowers shall not cause, permit, suffer or allow to exist any Change in Control, or enter into any agreement contemplating or providing for a Change in Control. Notwithstanding the foregoing, if either or both of the Borrowers shall enter into any agreement contemplating or providing for a Change in Control, it is understood and agreed that (so long as no other Potential Default or Event of Default has then occurred and is continuing) (i) the availability of advances under the Acquisition Facility shall immediately terminate, without the need for further notice from the Bank, and (ii) the Borrowers shall continue to have borrowing availability under the Working Capital Line of Credit at the interest rate provided in Section 2.03 hereof, subject to the terms and conditions of this Agreement (including but not limited to Section 8.04(b) of this Agreement) and the Loan Documents; provided, however, that in all cases all Indebtedness owing to the Bank shall, unless the Bank otherwise agrees in writing, be paid in full immediately prior to, or simultaneously with, any Change in

Control.  The Borrowers shall also maintain at all times Senior
Management reasonably satisfactory to the Bank.

         SECTION 7.18. Funded Debt to Cash Flow. The Borrowers shall maintain, on a consolidated basis, a ratio of Funded Debt to Cash Flow of not more than:
(i) 4.25 to 1 from the date of this Agreement through July 25, 1998; (ii) 3.95 to 1 from July 26, 1998, through October 31, 1998; (iii) 3.50 to 1 from November 1, 1998 through October 30, 1999; and (iv) 3.00 to 1 at October 31, 1999 and at the end of each fiscal year thereafter.

         SECTION 7.19.                 Cash Flow Coverage.
The Borrowers shall maintain, a minimum ratio of four (4) quarters Cash Flow to Fixed Charges of not less than 1.25 to 1.0.

         SECTION 7.20.                 Funded Debt to Capitalization.
The Borrowers shall maintain, on a consolidated basis, a ratio of Funded Debt to Capitalization of not more than 2.00 to 1.00.

         SECTION 7.21 Interest Coverage. Borrowers shall at all times maintain Interest Coverage Ratio of not less than 3.25 to 1.0.

         SECTION 7.22 Methodology for Calculation. The calculations made pursuant to Sections 7.18, 7.19, 7.20 and 7.21 shall be tested as of the end of each fiscal quarter, on a rolling, prior four fiscal quarter basis. For purposes of the calculations in Sections 7.18, 7.19 and 7.21, Permitted Acquisitions consummated during the fiscal quarter will use such Permitted Acquisitions most recently ended Adjusted Cash Flow.

         SECTION 7.23. Capital Expenditures. With respect to the fixed assets, including, for these purposes, water coolers, the Borrowers shall not expend or become obligated to expend for fixed assets (by purchase or financing lease) an amount which would cause the aggregate amount expended by the Borrowers for the fixed assets (including the annual rental liability for the financing lease of fixed assets and the annual deferred portion of any purchase price) to exceed the amount of the VPSI's depreciation for the immediately preceding fiscal year.

         SECTION 7.24. Deposit Accounts. As additional compensation to the Bank, and in consideration of the rate of interest and fees being charged by the Bank to the Borrowers on and in connection with this Agreement and other Indebtedness, the Borrowers and their Affiliates shall maintain their primary deposit accounts with the Bank. The Bank agrees that all charges, fees and assessments levied in connection with any one or more such accounts shall be consistent with those assessed by the Bank for similar type accounts.

         SECTION 7.25. Dividends, Capital Stock. The Borrowers shall not declare or pay, directly or indirectly, any dividends, or make any other distribution of payment (whether in cash, property, securities or accommodation thereof) with respect to (whether by reduction of capital or otherwise) any shares of capital stock of the Borrowers, or any options, warrants, rights or added equity securities or agreements relating to any capital stock, or set apart any sum for the payment of any of the foregoing purposes.

                                  ARTICLE VIII

                                     DEFAULT

         SECTION 8.01.                 Events of Default.
 The occurrence of any one or more of the following events shall constitute an "Event of Default" under this Agreement:

                  (a) Any Borrower fails to pay the outstanding balance of the Working Capital Line of Credit or any portion of the Acquisition Facility when due, or any other portion of the Indebtedness when due; or

                  (b) Any Borrower fails to observe or perform any other agreements, conditions, undertakings or covenants in this Agreement or the Loan Documents to be observed or performed by the Borrowers; or

                  (c) Any representation or warranty made in this Agreement or the Loan Documents, or furnished by any Borrower in connection with making this Agreement or the Loan Documents or in compliance with their provisions, proves to have been false or erroneous in any material respect when made or deemed made; or

                  (d) Any Borrower becomes insolvent or unable to pay its or their debts as they mature, or files a voluntary petition or suffers any involuntary petition to be filed against it or them under any provision of any state or federal bankruptcy or insolvency statute (and, in the case of an involuntary petition, such petition is not dismissed within sixty (60) days after filing), or makes an assignment for the benefit of its or their creditors, or applies for or consents to the appointment of a receiver or custodian for its or their assets, or any attachment or garnishment is initiated or filed against its or their properties or assets and is not released discharged or bonded against within thirty (30) days thereafter; or

                  (e) Any Borrower fails to pay any Credit Obligation owing by it in excess of (whether individually or in the aggregate) $50,000, or any interest or premium thereon, when due (whether such Credit Obligation has become due by scheduled maturity, by required prepayment, by acceleration, by demand or otherwise) or fails to perform any term, covenant or agreement on its part to be performed under any agreement or instrument evidencing or securing or relating to any such Credit Obligation when required to be performed, if the effect of such failure is to accelerate the maturity of such Credit Obligation; or

                  (f) Any of the following events occurs or exists with respect to any Borrower or any ERISA Affiliate: (i) any Prohibited Transaction involving any Plan; (ii) any Reportable Event with respect to any Plan; (iii) the filing under Section 4041 of ERISA of a notice of intent to terminate any Plan or the termination of any Plan; (iv) any event or circumstance that might constitute grounds entitling the PBGC to institute proceedings under Section 4042 of ERISA for the termination of, or for the appointment of a trustee to administer, any Plan, or the institution by the PBGC of any such proceedings; (v) complete or partial withdrawal under Section 4201 or 4202 of ERISA from a Multiemployer Plan or the reorganization, insolvency, or termination of any Multiemployer Plan; and in each case above, such event or condition, together with all other events or conditions, if any, could in the opinion of the Bank subject any Borrower to any tax, penalty, or other liability to a Plan, a Multiemployer Plan, the PBGC or otherwise (or any combination thereof) which in the aggregate would have a material adverse effect on the financial connection, properties, or operations of any Borrower; or

                  (g) Any one or more of the Borrowers terminates or has terminated any distributorship or brokerage arrangement representing 15% or more of the total revenues of such Borrower for the immediately preceding twelve (12) month period unless, within forty-five (45) days of receiving notice or obtaining knowledge of such termination, the Borrowers provide to the Bank projections (satisfactory to the Bank) indicating that such lost revenues will not cause or result in a Potential Default or Event of Default (it being understood that such projections shall include, among other items, a compliance certificate showing the anticipated effect of such loss on such Borrower's revenues, and such projections contain assumptions satisfactory to the Bank); or

                  (h) The Borrowers make allowance for (or, in accordance with GAAP, should make allowance for), any write-down of the value of their assets in an amount equal to or greater than two and one-half percent (2.50%) of their net sales, for the applicable fiscal year; or

                  (i) Any Borrower expresses an attempt to terminate, revoke or disclaim responsibility for any of the Indebtedness, or their liability under this Agreement or any of the Loan Documents; or

                  (j) (i) A judgment or judgments in excess of $200,000, individually or in the aggregate, is entered against any Borrower provided that such judgment or judgments shall have become final after the expiration or non-pursuit of available appeals, and assuming during such appeal process that execution upon, or enforcement of, such judgment or judgments has been stayed), or (ii) the property of any Borrower becomes subject of any attachment, garnishment, levy or lien in excess of $200,000, whether individually or in the aggregate; or

                  (k) A substantial part of the property of any of the Borrowers is taken or condemned by any governmental authority, or

                  (l) Except as permitted by this Agreement, any Borrower sells, assigns or otherwise transfers, or attempts to sell, assign or otherwise transfer any of its right, title or interest in any of its assets of properties, without the prior written consent of the Bank; or

                  (m) Any Borrower shall be in breach of, or lack full compliance with, any law, statute, rule or regulation applicable to it or them which, in the Bank's reasonable judgment, would impair their ability to perform their obligations to the Bank;

                  (n) Any default, subject to any applicable notice and cure period, otherwise occurs under the Loan Documents, which Events of Default are incorporated by reference in this Agreement; or

                  (o) If the Bank determines, reasonably and in good faith, that an event or series of events has occurred, or a condition or series of conditions exists which has had, or is likely to have, a material adverse effect on the financial condition or credit worthiness of any Borrower, or on the ability of any Borrower to perform its obligations under this Agreement or any of the Loan Documents; or

                  (p) A default occurs, and after the expiration of any applicable notice and cure period, under any other agreement, document, or instrument now or hereafter executed and delivered to the Bank by any other person or entity now or hereafter liable, directly or indirectly, for the Indebtedness.

         SECTION 8.02. Cure of Default. The exercise by the Bank of its remedies as set forth or referenced in Sections 8.03 and 8.04 below shall be subject to the Borrower's right to cure such default as, and to the extent, set forth below:

                  (a) With respect to defaults  under  clauses (b), (f), (m) and
(o) in Section 8.01, above, the Borrowers shall have the right to cure such defaults (if cure can be effected to the reasonable satisfaction the Bank, and provided further that the Borrower is using its best efforts to effectuate a cure) within fifteen (15) days after notice of default with respect thereto has been given by the Bank (which notice, if initially given by means other than in writing, shall be promptly confirmed in writing by the Bank); provided, however, that no cure period is available for the existence of an Event of Default by virtue of (i) exceeding the borrowing limitations set forth in Article II or
Article III of this Agreement, or (ii) failure to comply with the financial covenants set forth in Sections 7.18, 7.19, 7.20, 7.21, 7.22, 7.23 and 7.25 of
this Agreement.

         During any cure or grace period set forth in the Section 8.02, the Bank shall refrain from the exercise of remedies provided to it upon default as provided in Sections 8.03 and 8.04 below; provided, however, that the Bank may, during such cure period:

                  (i) to the extent necessary to protect its security interest in the Collateral, exercise its right of set-off against assets or accounts in its possession, custody or control;

             (ii) refrain from making additional advances under the Loans; and

            (iii) take all actions with respect to the Collateral necessary for the protection of its interest therein including, if required, based upon a reasonable and good faith determination made by the Bank that the value of the Collateral is threatened, the exercise of default remedies set forth in Sections
8.03 and 8.04 below.

                  SECTION 8.03. Acceleration. Upon the occurrence of any Event of Default or at any time during the continuance of any Event of Default, the Bank may, at its election, declare all or any portion of the Indebtedness to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are expressly waived by the Borrowers.

         SECTION 8.04.                 Remedies Upon Default.

                  (a) Upon the occurrence of any Event of Default and after the expiration of any applicable grace and cure periods (but subject to the provisions of Section 8.02, above) or at any time during the continuance of any Event of Default, the Bank, in addition to the rights specifically granted in this Agreement or now or hereafter existing in equity, at law, by virtue of statute or otherwise, may at its election exercise the rights and remedies under the Loan Documents, or any other agreement, document, or instrument between the Borrowers and the Bank, in accordance with their respective provisions.

                  (b) Upon the occurrence and during the continuance of any Event of Default after the expiration of any applicable grace and cure periods, interest on all of the Indebtedness shall accrue at the Base Rate plus three percent (3.00%) per annum (the "Default Rate"); provided, however, that the Default Rate shall not go into effect until ten days after the date upon which a payment is due under the Working Capital Line of Credit or the Acquisition Facility if (i) the Sweep Agreement is in effect, (ii) the Borrowers have not made such payment due under the Working Capital Line of Credit or the Acquisition Facility, (iii) there is availability under the Working Capital Line of Credit which is equal to or more than the amount which is due by the Borrowers at the time the Bank debits from the Working Capital Line of Credit the amount of such payment due, and (iv) other than non-payment referred to herein, no other Event of Default exists. Any amounts debited by the Bank from the Working Capital Line of Credit pursuant to this Section shall be deemed a Direct Loan.


                                   ARTICLE IX

                                  MISCELLANEOUS

         SECTION 9.01.                 No Waiver; Cumulative Remedies.
                                       ------------------------------
No course of dealing and no failure or delay of the Bank in exercising any right, power or remedy under this Agreement or the Loan Document shall operate as a waiver thereof or shall affect any other or future exercise thereof or the exercise of any other right, power or remedy nor shall any single or partial exercise of any such right, power or remedy or any abandonment or discontinuance of such exercise preclude any other or further exercise thereof or of any other right, power or remedy under this Agreement or the Loan
Documents. The rights, powers and remedies of the Bank in this Agreement are cumulative and not exclusive of any rights, powers, or remedies which the Bank may otherwise have.

         SECTION 9.02. Amendments and Waivers. The provisions of this Agreement and the Loan Documents may be modified or amended only by a written agreement entered into by the Borrowers and the Bank, and may be waived only by a written waiver signed by the Bank. No waiver, modification or amendment shall extend to or affect any obligation not expressly waived, modified or amended, or impair any right of the Bank related to such obligation.

         SECTION 9.03. Notices. All notices, requests, demands and other communications that this Agreement or any other Loan Document requires or permits shall be in writing and shall (other than a borrowing requests and other communications in the ordinary course of the lending relationship), be given by hand delivery, telecopier, certified mail, return receipt requested, or by recognized overnight delivery services to the parties at their address specified above, or at such other address as shall be designated by a party in a notice complying with the terms of this Section 9.03. Notices, requests, demands and other communications provided in accordance with the provisions of this Agreement shall be effective (i) in the case of hand delivery, upon delivery of the notice and receipt of the appropriate signature obtained to the recipient of such notice, (ii) if sent by telecopier, when the transmission is sent and the appropriate confirmation has been received, (iii) in the case of certified mail, return receipt requested, the date upon which the notice has been accepted by the party receiving notice, and (iv) in the case of delivery by recognized overnight delivery service, on the next day after the notice has been given to such service for sending.

         SECTION 9.04. Costs and Expenses. The Borrowers agree to pay on demand:
(a) all reasonable costs and expenses of the Bank in connection with the preparation, execution, delivery and administration of this Agreement, the Loan Documents and all other instruments and documents to be delivered under or in connection with this Agreement, and any waivers or supplements or amendments thereto, including the reasonable fees and expenses of counsel, fees and expenses of appraisers, accountants and other professionals, costs of property and lien searches; and (b) all costs and expenses of the Bank in connection with the enforcement of this Agreement, the Loan Documents, and all other instruments and documents to be delivered under or in connection with this Agreement, including the fees and expenses of counsel and fees and expenses of appraisers, accountants, and other professionals. Such costs and expenses shall include all costs and expenses (including the fees and expenses of counsel for the Bank) incurred in connection with: (A) the protection, exercise or enforcement of the Bank's rights, and (B) the assertion, protection, exercise or enforcement of the Bank's rights in any proceeding under the United States Bankruptcy Code, including without limitation the preparation, filing and prosecution of (i) proofs of claim, (ii) motions for relief from the automatic stay, (iii) motions for adequate protection and (iv) complaints, answers and other pleadings in adversary proceedings by or against the Bank or relating in any way to any of the Collateral. With respect to any right granted to the Bank to perform or cause to be performed environmental audits or assessments of any of the Real Property, it is agreed that costs and expenses of the nature set forth in this
Section 9.04 shall (i) after the occurrence and during the continance of any Event of Default or Potential Default, be borne by the Borrowers, and (ii) if an Event of Default or Potential Default has not occurred and is not then continuing, the Bank shall only be entitled to charge such costs to the Borrower if, at the time it is requesting such environmental audit, it has a good faith reason to believe that such audit is necessary under the circumstances. As of the date of this Agreement, the Bank has no reason to believe that such an environmental audit is currently necessary or advisable.

         SECTION 9.05.                 Miscellaneous Payment Provisions.

                  (a) All payments to be made by the Borrowers under or in connection with the Indebtedness shall be made to the Bank in immediately available funds, without set-off, counterclaim, deduction or withholding, at such offices of the Bank or at such other places as may be directed by the Bank.

                  (b) Whenever any payment to be made by the Borrowers under or in connection with the Indebtedness is stated to be due on a day that is not a Business Day, such payment shall be made on the next day that is a Business Day, and such extension of time shall be involved in the computation of interest or fees due from the Borrowers.

                  (c) If at any time any payment made by the Borrowers under or in connection with the Indebtedness is rescinded or must otherwise be returned by the Bank for any reason, including, but not limited to, the insolvency, bankruptcy, or reorganization of any Borrowers, the rights of the Bank shall be reinstated as though payment had not been made.

                  (d) If any payment to be made by the Borrowers under or in connection with the Indebtedness is not paid on or before the due date thereof, then in addition to and not in limitation of any other rights or remedies available to the Bank, the Bank may impose a late charge equal to the greater of $15.00 or one percent (1.00%) of the amount due and not paid on the due date.

                  (e) The Borrowers authorize the Bank to charge, when due, against any deposit account of any Borrower with the Bank, any payments (including payments of interest and fees) to be made by the Borrowers under or in connection with the Indebtedness.

         SECTION 9.06. Participation. The Bank may assign to one or more banks or other entities all or any part of, or may grant participation to one or more banks or other entities of all or any part of, the Indebtedness and, to the extent of any such assignment or participation, unless otherwise stated in such assignment or participation, the assignee and participant shall have the same rights and benefits under this Agreement as it would have if it were the Bank under this Agreement.

         SECTION 9.07. Liability of Bank. The Borrowers and their Affiliates agree that the Bank shall not have any liability (in tort or otherwise) for any lost profits or other consequential damage sustained by any Borrower or Affiliate as a result of any action taken or omitted by the Bank or any of its officers, agents, or employees in connection with the administration or enforcement of this Agreement, or the Loan Documents, other than for acts of gross negligence or willful misconduct.

         SECTION 9.08. Governing Law. This Agreement shall be governed in all respects by the laws in effect in the Commonwealth of Pennsylvania (without regard to the principles of conflicts of law), and for all purposes shall be construed in accordance with such laws.

         SECTION 9.09. Headings. The headings used in this Agreement are for convenience of reference only, and shall not affect the construction or interpretation of this Agreement. Unless otherwise indicated, all references to Sections and Exhibits shall be construed as references to sections of and exhibits to this Agreement.

         SECTION 9.10. Continuing Representations. All agreements, representations, warranties and covenants made by the Borrowers in this Agreement or in any certificate or other document delivered to the Bank in connection with this Agreement, shall be continuing as long as the Indebtedness shall remain outstanding and unpaid; provided, however, that the covenants set forth in Sections 9.04, 9.07, and 9.13 through 9.15 shall survive the payment of the Indebtedness.

         SECTION 9.11. Binding Effect. This Agreement shall be binding upon and operate for the benefit of the Borrowers and the Bank, and their respective successors and assigns; provided, however, that the Borrowers may not assign or delegate any of their rights or obligations without the prior written consent of the Bank.

         SECTION 9.12. Records. The outstanding balance of the Indebtedness, and the unpaid interest and fees accrued thereon or in connection therewith, shall at all times be ascertained from the records of the Bank, which shall be conclusive evidence thereof absent protest by the Borrowers, within ten (10) days after receipt of any document which the Borrowers believe to be in error, which protest shall set forth with specificity the error or errors which the Borrowers believe to exist in the records of the Bank.

         SECTION 9.13.                 Indemnity.

                  (a) The Borrowers and the Sureties shall indemnify the Bank against any loss or expense which the Bank may sustain or incur as a consequence of any default by any Borrower or Surety in the performance or observance of any term, condition, covenant or undertaking contained in this Agreement or the Loan Documents to be observed or performed by any Borrower or Surety (including the failure to pay when due, by acceleration or otherwise, any principal, interest, fees, or other amount due under this Agreement or the other Loan Documents).

                  (b) In addition to and not in limitation of the provisions of paragraph (a) of this Section 9.13, and notwithstanding anything to the contrary contained in this Agreement, if any LIBOR Loan is repaid in whole or in part prior to the last day of the Interest Period applicable thereto, whether repayment is voluntary or involuntary, by acceleration or otherwise, the Borrowers shall indemnify and hold harmless the Bank from and against all losses, costs, and expenses resulting from such repayment. Such indemnification shall include any loss (including loss of margin) or expense arising from the reemployment of funds obtained by the Bank or from fees payable to terminate deposits from which such funds were obtained. For the purpose of calculating amounts payable to the Bank under this paragraph
(b) the Bank shall be deemed to have actually funded the LIBOR Loan through the purchase of a deposit bearing interest at the LIBOR Interest Rate in an amount equal to the amount of the LIBOR Loan and having a maturity comparable to the applicable Interest Period; provided, however, that the Bank may fund each of the LIBOR Loans in any manner as it sees fit, and the foregoing assumption shall be utilized only for the calculation of amounts payable under this paragraph
(b).

         SECTION 9.14. Waiver of Jury Trial. THE BORROWERS AND THE SURETIES WAIVE ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS AGREEMENT OR THE LOAN DOCUMENTS, OR ANY PROCEEDING IN ANY WAY ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR THE LOAN DOCUMENTS, WHETHER IN CONTRACT OR TORT, AT LAW OR IN EQUITY, AND THE BORROWERS AND THE SURETIES AGREE THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

         SECTION 9.15. Consent to Jurisdiction. THE BORROWERS AND THE SURETIES SUBMIT TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN THE COMMONWEALTH OF PENNSYLVANIA FOR THE DETERMINATION OF ANY CONTROVERSY ARISING UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE LOAN DOCUMENTS, AND THE BORROWERS AND THE SURETIES WAIVE PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT, OR OTHER PROCESS IN AN ACTION IN ANY STATE OR FEDERAL COURT LOCATED WITHIN THE COMMONWEALTH OF PENNSYLVANIA AND AGREE THAT ALL SERVICE THEREOF MAY BE MADE BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED.

         SECTION 9.16. Regulatory Changes. In the event that the introduction of or any change in (i) the judicial, administrative, or other governmental interpretation of any law or regulation or (ii) compliance by the Bank or any corporation controlling the Bank with any guideline or request from any central bank or other governmental authority (whether or not having the force of law) has the effect of requiring an increase in the amount of capital required or expected to be maintained by the Bank or any corporation controlling the Bank, and the Bank determines that such increase is based upon its obligations under this Agreement, and other similar obligations, the Borrowers shall pay to the Bank such additional amount as shall be certified by the Bank to be the amount allocable to the Bank's obligations to the Borrowers under this Agreement. The Bank will notify the Borrowers of any event occurring after the date of this Agreement that will entitle the Bank to compensation pursuant to this Section
9.16 as promptly as practicable after it obtains knowledge of such event and determines to request such compensation. Any determination by the Bank for purposes of this Section 9.16 of the effect of any increase in the amount of capital required to be maintained by the Bank and of the amount allocable to the Bank's obligations to the Borrowers under this Agreement shall be conclusive, provided that such determination is made on a reasonable basis.

         SECTION 9.17. Illegality. Notwithstanding any other provision in this Agreement or any Loan Document, if the Bank determines that any applicable law, rule, or regulation, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank, or comparable agency charged with the interpretation or administration thereof, or compliance by the Bank (or its lending officer) with any request or directive (whether or not having the force of law) or any such authority, central bank, or comparable agency shall make it unlawful or impossible for the Bank (or its lending officer) to (1) maintain its commitment, then upon notice to the Borrowers by the Bank the commitment of the Bank shall terminate; or (2) maintain or fund its LIBOR Loans, then upon notice to the Borrowers by the Bank the outstanding principal amount of the LIBOR Loans, together with interest accrued thereon, and any other amounts payable to the Bank under this Agreement shall be repaid (a) immediately upon demand of the Bank if such change or compliance with such request, in the judgment of the Bank, requires immediate repayment; or (b) at the expiration of the last Interest Period to expire before the effective date of any such change or request.

         SECTION 9.18.                 Interpretation/Additional Borrowers.
                                       -----------------------------------
This Agreement and the other Loan Documents shall be construed as one agreement and shall be interpreted so as to expand, rather than contract, the rights of the Bank; provided, however, that in the
                                  --------  -------
event of inconsistency, the provisions of this Agreement shall supersede and control the provisions of the other Loan Documents.
The use of the words "include", "including" and the like are intended to be used as words of illustration, and shall not construed as words of limitation. All references to a Borrower or Borrowers shall be deemed to be joint and several references to each of the Borrowers as identified in the Background to this Agreement. Any one or more Persons now or hereafter acquired by any of the Borrowers shall automatically be deemed to be a Borrower for purposes of this Agreement and all of the Loan Documents. In order to evidence this undertaking, such newly acquired Persons shall, within five (5) Business Days of being acquired by any one or more of the Borrowers, execute the certificate attached as
Exhibit 9.18.

         SECTION 9.19. Integration. This Agreement and the other Loan Documents constitute the entire agreement and understanding between the Borrowers and the Bank related to the subject matter of this Agreement, and supersede all prior proposals, negotiations, agreements, and understandings relating to such subject matter.

The Borrowers acknowledge that, in entering into this Agreement, they are not relying on any statement, representation, warranty, covenant, or agreement of any kind made by the Bank or any employee or agent of the Bank, other than the agreements of the Bank set forth in this Agreement.
         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized officers as of the day and year first above written.


Attest:                                              VERMONT PURE HOLDINGS, LTD.
[Corporate Seal]


                                                     By
                                                     Title


Attest:                                              VERMONT PURE SPRINGS, INC.
[Corporate Seal]


                                                     By:
                                                     Title


                                                     CORESTATES BANK, N.A.


                                                     By
                                                 John T. Haurin, Vice President



         The Undersigned, being identified in the above Agreement as Sureties, do hereby confirm and agree to be bound by all terms, conditions, representations, warranties, covenants and other matters set forth in the above Loan and Security Agreement which refer to them, in addition to the other undertakings agreed to by the Sureties in the Loan Documents signed by them.


ATTTEST                                       EXCELSIOR SPRINGS WATER COMPANY,
                                                   INC.


__________________                            By: _____________________________

[Corporate Seal]

ATTEST:                                              A. M. FRIDAYS, INC.


__________________                           By: _____________________________

[Corporate Seal]

                                  EXHIBIT 1.01

                             SUBORDINATION AGREEMENT


                                 [See Attached]

                                  EXHIBIT 4.05

                   PLACES OF BUSINESS, LOCATIONS OF COLLATERAL

                                 [See Attached]

                                  EXHIBIT 4.07

                      PATENTS, TRADEMARKS, COPYRIGHTS, ETC.


                                 [See attached]

                                  EXHIBIT 4.09

                            TRADE OR FICTITIOUS NAMES

                  Other than trademarks listed in Exhibit 4.07 to this Agreement, the licensed names are as follows: "Happy", "Greatwater", "Coffee Time" and "AKVA."

                                  EXHIBIT 6.01

                            AFFILIATES AND TRADENAMES

                  Vermont Pure Springs, Inc. is a subsidiary of Vermont Pure Holdings, Ltd. A.M. Fridays, Inc. and Excelsior Springs Water Company, Inc. are wholly owned subsidiaries of Vermont Pure
Springs, Inc.

                                  EXHIBIT 6.05

                                   LITIGATION

                  In February 1996, VPSI commenced an action entitled Vermont Pure Springs, Inc. v. Robert Beattie and John Maguire in Orange Superior Court in the State of Vermont. The court assigned the case Docket No. S-33-2-96 Occv. VPSI alleged that the defendants, who were former employees of VPSI, breached their contractual and common law obligations concerning unfair competition and preservation of Company trade secrets. VPSI sought damages and injunctive relief. On April 1, 1996, the Orange Superior Court entered a preliminary injunction against both defendants prohibiting their participation in a competing venture known as Montpelier Springs or disclosing any confidential information of VPSI to a third party. The court denied VPSI's request for a writ of attachment. Defendant Maguire has filed a counterclaim and a third party complaint against VPSI's president and VPSI seeking compensatory damages and punitive damages of not less than $250,000 and attorneys' fees for alleged breach of contract and unfair trade competition. Defendant Beattie has filed a counterclaim seeking unspecified damages and attorneys' fees. The case is in the discovery phase and it is unclear when it will proceed to a trial on the merits. VPSI does not believe that the counterclaims have any merit and intends to pursue the litigation and defend itself vigorously.

                  In addition, VPSI has brought suit in Massachusetts against a company doing business as Vermont Gold for trademark infringement. Vermont Gold is a startup company. The case is tentatively scheduled to go to trial in May and is presently in the discovery phase.

                  Neither of these suits is expected to have a material financial impact on VPSI.

                                  EXHIBIT 6.07

                             CONTINGENT LIABILITIES

                  VPSI currently has an appeal outstanding with the Vermont Department of Taxes concerning $220,000 of outstanding use taxes, interest and penalties. The issue is that the department does not interpret the manufacturing exemption under the code to include bottling. VPSI has rejected a settlement offer by the commissioner and is considering a counteroffer. Effective January, 1998, the statute has been amended to include water bottling but the change is not retroactive. VPSI has not reported this in its financial statements because most of the total amount concerns capital equipment and would be depreciated and, as a result, would be immaterial.

                  Also, VPSI has two acquisition notes outstanding that are based on the performance of the acquired entities. The first, was due March 10, 1998 to Greatwater Refreshment Services in the amount of $75,000. It is prorated up or down based on sales of $700,000 for the year ended that date. VPSI reported sales of $670,000 and the former owner is now auditing that number. Nothing has been paid yet. The second, a note for $200,000 payable May 1, 1999 to Happy Ice Corporation is based on EBITDA of the acquired company being at least $400,000 for the first two years of operation. Through 21 months, EBITDA is approximately $50,000. VPSI does not anticipate having to pay any of the potential liability.

                                  EXHIBIT 6.09

                         EXISTING LIENS AND ENCUMBRANCES



                                 [See Attached]

                                  EXHIBIT 6.11

                                  ERISA MATTERS




                                      None.

                                  EXHIBIT 7.01

                             COMPLIANCE CERTIFICATE



                                 [See Attached]

                                  EXHIBIT 7.02

                           EXISTING INSURANCE COVERAGE



                                 [See Attached]

                                  EXHIBIT 7.05


                              EXISTING INDEBTEDNESS

                                 [See Attached]

                                  EXHIBIT 9.18


                               JOINDER AND CONSENT


         The undersigned, having been acquired by __________ on or about ____________, 199_, do hereby execute this Joinder and Consent for purposes of being deemed in all respects a "Borrower" pursuant to that Loan and Security Agreement dated August __, 1997 between CoreStates Bank, as Lender, and Vermont Pure Holdings, Inc. and Vermont Pure Springs, Inc., as co-Borrowers, as that agreement may have been amended or modified from time to time. Without limiting the general nature of the foregoing, the undersigned acknowledged that their execution of this joinder and consent makes them for all purposes a "Borrower" under the aforementioned agreement liable for repayment of all of the Indebtedness and otherwise obligated under all of the Loan Documents as a signatory. The undersigned shall further execute and deliver to the Bank, immediately upon request, such further agreements, documents or instruments as the Bank may request to further evidence this joinder and consent.





         By:

         Title: